Exhibit (g)(2)

Table of contents

Domestic Custody Agreement			1

1.	Intention of the Parties; Definitions		1
	1.1	Intention of the Parties	1
	1.2	Definitions	1

2.	What J.P. Morgan is Required to Do		3
	2.1	Set Up Accounts	3
	2.2	Cash Account	4
	2.3	Segregation of Assets; Nominee Name	5
	2.4	Settlement of Transactions	5
	2.5	Contractual Settlement Date Accounting	6
	2.6	Actual Settlement Date Accounting	6
	2.7	Income Collection (AutoCredit®)	6
	2.8	Miscellaneous Administrative Duties	7
	2.9	Corporate Actions	7
	2.10	Class Action	8
	2.11	Proxies	8
	2.12	Statements of Account	9
	2.13	Access to J.P. Morgan’s Records	9
	2.14	Tax Relief Services	9
	2.15	Notification	9

3.	Instructions		10
	3.1	Acting on Instructions; Method of Instruction and Unclear Instructions	10
	3.2	Verification and Security Procedures	10
	3.3	Instructions Contrary to Law/Market Practice	10
	3.4	Cut-Off Times	10
	3.5	Electronic Access	11

4.	Fees, Expenses and Other Amounts Owing to J.P. Morgan		11
	4.1	Fees and Expenses	11
	4.2	Overdrafts	11
	4.3	J.P. Morgan’s Right Over Securities; Set-off	11

5.	Securities Depositories		12
	5.1	Use of Securities Depositories	12

6.	Additional Provisions Relating to Customer		13
	6.1	Representations of Customer and J.P. Morgan	13
	6.2	Customer to Provide Certain Information to J.P. Morgan	13

Form Domestic Custody Agreement (Mutual Fund) October 2009

	6.3	Customer is Liable to J.P. Morgan Even if it is Acting for Another Person	14

7.	When J.P. Morgan is Liable to Customer		14
	7.1	Standard of Care; Liability	14
	7.2	Force Majeure	15
	7.3	J.P. Morgan May Consult With Counsel	15
	7.4	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result	15
	7.5	Assets Held Outside J.P. Morgan’s Control	15
	7.6	Ancillary Services	16

8.	Taxation		16
	8.1	Tax Obligations	16
	8.2	Tax Relief Services With Respect to American Depository Receipts	17

9.	Termination		17
	9.1	Term and Termination	17
	9.2	Exit Procedure	18

10.	Miscellaneous		18
	10.1	Notices	18
	10.2	Successors and Assigns	18
	10.3	Interpretation	19
	10.4	Entire Agreement	19
	10.5	Insurance	19
	10.6	Security Holding Disclosure	19
	10.7	USA PATRIOT Act Disclosure	19
	10.8	Governing Law and Jurisdiction	20
	10.9	Severability; Waiver; and Survival	20
	10.10	Confidentiality	20
	10.11	Counterparts	21
	10.12	No Third Party Beneficiaries	21
	SCHEDULE 1 Persons Authorized To Give Instructions		23
	SCHEDULE 2 Authorized Fund Managers/Advisers		24
	APPENDIX A TO SCHEDULE 2 Specimen Fund Manager Mandate		25
	SCHEDULE 3 Electronic Access		27
	EXHIBIT 1 TO SCHEDULE 3 Products		29
	APPENDIX A LIST OF FUNDS		29

Form Domestic Custody Agreement (Mutual Fund) October 2009

Domestic Custody Agreement

This agreement, dated April 25, 2011, is between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“J.P. Morgan”), with a place of business at 4 New York Plaza, New York, NY 10004;  and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. , on behalf of each of the AMERICAN CENTURY FUNDS registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, managed by American Century Investment Management, Inc. (“ACIM”) and listed on Appendix A hereto, as amended from time to time, (each such fund, a “Fund Customer”), and each of the portfolios offered under the Kansas Postsecondary Education Savings Trust managed by ACIM and listed on Appendix B hereto, as amended from time to time (each such portfolio a “529 Plan Customer”), severally and not jointly.  Fund Customers and 529 Plan Customers shall collectively be referred to herein as “Customer.”  This Agreement, when executed by ACIM on behalf of each Customer, shall constitute separate terms and conditions between J.P. Morgan and each Customer.

1.	Intention of the Parties; Definitions

1.1           Intention of the Parties

(a)
This Agreement sets out the terms on which J.P. Morgan will be providing custodial, settlement and other associated services to Customer.  J.P. Morgan will be responsible for the performance of only those duties set forth in this Agreement.

(b)	Customer and ACIM acknowledge that J.P. Morgan is not providing any legal, tax or investment advice in connection with the services under this Agreement.

(c)
It is the intention of the parties that the services offered by J.P. Morgan under this Agreement with respect to the custody of Securities and related settlement services will be limited to Securities that are issued in the United States (“U.S.”) by an issuer that is organized under the laws of the U.S. or any state thereof, or that are both traded in the U.S. and eligible for deposit in a U.S. Securities Depository.

1.2           Definitions

As used herein, the following terms have the meaning hereinafter stated.

“Account” has the meaning set forth in Section 2.1 of this Agreement.

“Affiliate” means an entity that controls, is controlled by, or is under common control with, J.P. Morgan.

“Applicable Law” means any applicable statute, treaty, rule, regulation or common law and any applicable decree, injunction, judgment, order, formal interpretation or ruling issued by a court or governmental entity.

“Authorized Person” means ACIM or any person who has been designated by written notice from Customer in the form of Schedules 1 or 2 as the case may be (or by written notice in the form of Appendix A to Schedule 2 from any agent designated by Customer under this Agreement, including, without limitation, an investment manager) to act on behalf of Customer under this Agreement.  Such persons will continue to be Authorized Persons until such time as J.P. Morgan receives and has had reasonable time to act upon

Form Domestic Custody Agreement (Mutual Fund) October 2009

Instructions from Customer (or its agent) that any such person is no longer an Authorized Person.

“Cash Account” has the meaning set forth in Section 2.1(a)(ii).

“Confidential Information” means and includes all non-public information concerning Customer or the Accounts which J.P. Morgan receives in the course of providing services under this Agreement. Nevertheless, the term Confidential Information shall not include information which is or becomes available to the general public by means other than J.P. Morgan’s breach of the terms of this Agreement or information which J.P. Morgan obtains on a non-confidential basis from a person who is not known to be subject to any obligation of confidence to any person with respect to that information.

“Corporate Action” means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to a Financial Asset in the Securities Account that requires discretionary action by the beneficial owner of Financial Asset, but does not include rights with respect to class action litigation or proxy voting.

“Entitlement Holder” means the person named on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

“Financial Asset” means a Security and refers, as the context requires, either to the asset itself or to the means by which a person’s claim to it is evidenced, including a Security, a security certificate or a Securities Entitlement.  “Financial Asset” does not include cash.

“Instruction” means an instruction that has been verified in accordance with a Security Procedure or, if no Security Procedure is applicable, which J.P. Morgan believes in good faith to have been given by an Authorized Person.

“J.P. Morgan Indemnitees” means J.P. Morgan and its nominees, directors, officers, employees and agents.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind whatsoever (including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements).

“Securities” means shares, stocks, debentures, bonds, notes or other like obligations, whether issued in certificated or uncertificated form, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same that are commonly traded or dealt in on securities exchanges or financial markets or other obligations of an issuer, or shares, participations and interests in an issuer recognized in the country in which it is issued or dealt in as a medium for investment and any other property as may be acceptable to J.P. Morgan for the Securities Account.

“Securities Account” means each Securities custody account on J.P. Morgan’s records to which Financial Assets are or may be credited under this Agreement.

“Securities Depository” means any clearing system, securities depository, dematerialized book entry system or similar system for the central handling of Securities.

“Security Entitlement” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial

Form Domestic Custody Agreement (Mutual Fund) October 2009

Code of the State of New York, as the same may be amended from time to time.

“Security Intermediary” means J.P. Morgan, a Securities Depository and any other financial institution which in the ordinary course of business maintains Securities custody accounts for others and acts in that capacity.

“Security Procedure” means security procedures to be followed by ACIM and Customer upon the issuance of an Instruction and/or by J.P. Morgan upon the receipt of an Instruction, so as to enable J.P. Morgan to verify that such Instruction is authorized, as set forth in service level documentation in effect from time to time between the parties with respect to the services set forth in this Agreement, or as otherwise agreed in writing by the parties.  A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption and telephone call backs. Customer acknowledges that Security Procedures are designed to verify the authenticity of, and not detect errors in, Instructions. For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of Customer through any third party utility agreed upon by the parties as being a method for providing Instructions and authenticated in accordance with that utility’s customary procedures shall be deemed to be an authorized Instruction.

“Transfer Agent” means American Century Services, LLC or any successor transfer agent appointed by the Customer.  In the case of a 529 Plan Customer, American Century Services, LLC, is not the legal Transfer Agent but performs similar services.

“Transfer Agent Accounts” means the clearing accounts listed on Appendix B, used  by the Transfer Agent to process purchases and redemptions for the Customer so that monies transferring into and out of such clearing accounts can be made as a single net payment or receipt by J.P. Morgan.

“Transfer Agent Account Liabilities” means with respect to any Customer that portion of any overdraft, obligation, or other amount owing to J.P. Morgan arising under any of the Transfer Agent Accounts that are directly attributable to transactions relating to that Customer, including purchases and redemptions of shares of the Customer.

All terms in the singular will have the same meaning in the plural unless the context otherwise provides and vice versa.

2.	What J.P. Morgan is Required to Do

2.1	Set Up Accounts

(a)	J.P. Morgan will establish and maintain the following accounts (“Accounts”):

(i)
one or more Securities Accounts in the name of Customer (or in another name requested by Customer that is acceptable to J.P. Morgan) for Financial Assets, which may be held by J.P. Morgan for the account of Customer, including as an Entitlement Holder; and

(ii)
one or more accounts in the name of Customer (or in another name requested by Customer that is acceptable to J.P. Morgan) (“Cash Account”) for any and all cash received by or on behalf of J.P. Morgan for the account of Customer.

Form Domestic Custody Agreement (Mutual Fund) October 2009

(b)	At the request of ACIM or Customer, additional Accounts may be opened in the future and such additional Accounts shall be subject to the terms of this Agreement:

(i)
in accordance with the provisions of an agreement among Customer and a broker-dealer (registered under the Securities and Exchange Act of 1934 (“Exchange Act”) and a member of the Financial Industry Regulatory Authority, or any futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization, regarding escrow or other arrangements in connection with transactions by Customer;

(ii)	for the purpose of segregating cash or Financial Assets in connection with options purchased or sold by Customer; and

(iii)	for any other corporate purposes as per the Instruction of an Authorized Person.

(c)
In the event that Customer requests the opening of any additional Account for the purpose of holding collateral pledged by Customer to a securities exchange, clearing corporation, or other counterparty (a “Counterparty”) to secure trading activity by Customer, or the pledge to a Counterparty of cash or individual Securities held in an Account, that Account (or the pledged cash or Securities) shall be subject to the collateral arrangements in effect between J.P. Morgan and the Counterparty in addition to the terms of this Agreement.

(d)	J.P. Morgan’s obligation to open Accounts pursuant to Section 2.1(a) is conditional upon J.P. Morgan receiving such of the following documents as J.P. Morgan may require:

(i)	a certified copy of Customer's constitutional documents as currently in force;

(ii)
evidence reasonably satisfactory to J.P. Morgan of the due authorization and execution of this Agreement by or on behalf of Customer (for example by a certified copy of a resolution of Customer's board of directors or equivalent governing body, substantially in the form set out in Schedule 4);

(iii)	J.P. Morgan’s standard form fund manager mandate (in the form set out in Appendix A), completed by any persons designated in Schedule 3; and

(iv)	in the case of any Account opened in a name not that of Customer, documentation with respect to that name similar to that set forth in sub-sections (i) – (iii).

2.2	Cash Account

(a)
Any amount standing to the credit of the Cash Account is a debt due to Customer from J.P. Morgan as banker.  Except as otherwise provided in Instructions acceptable to J.P. Morgan, all cash held in the Cash Account will be deposited during the period it is credited to the Accounts in one or more deposit accounts at J.P. Morgan in which cash shall not be subject to withdrawal by check or draft.  Funds credited to the Cash Account will be transferred by J.P. Morgan by means of Instruction (“payment order”) to a J.P. Morgan administrator assigned to Customer.  Payment orders and Instructions

Form Domestic Custody Agreement (Mutual Fund) October 2009

seeking to cancel payment orders or to amend payment orders shall be verified in accordance with a Security Procedure or, if no Security Procedure is applicable, J.P. Morgan may execute or pay payment orders issued in Customer’s name which J.P. Morgan believes in good faith to have been given by an Authorized Person.

(b)
Any amounts credited by J.P. Morgan to the Cash Account on the basis of a notice or an interim credit from a third party, may be reversed if J.P. Morgan does not receive final payment in a timely manner.  J.P. Morgan will notify Customer promptly of any such reversal.

2.3	Segregation of Assets; Nominee Name

(a)	J.P. Morgan will identify in its books that Financial Assets credited to Customer’s Securities Account belong to Customer (except as otherwise may be agreed by J.P. Morgan and Customer).

(b)	J.P. Morgan is authorized, in its discretion:

(i)	to hold in bearer form, such Financial Assets as are customarily held in bearer form or are delivered to J.P. Morgan in bearer form;

(ii)	to hold Financial Assets in or deposit Financial Assets with any Securities Depository or settlement system;

(iii)
to hold Financial Assets in omnibus accounts on a fungible basis and to accept delivery of Financial Assets of the same class and denomination as those deposited with J.P. Morgan; provided that J.P. Morgan will identify in its own records that Financial Assets held in such omnibus accounts by J.P. Morgan on behalf of its customers belong to customers of J.P. Morgan (to the extent permitted by Applicable Law or market practice), such that it is readily apparent that the Financial Assets do not belong to J.P. Morgan; and

(iv)	to register in the name of Customer, J.P. Morgan, a Securities Depository, or their respective nominees, such Financial Assets as are customarily held in registered form.

2.4	Settlement of Transactions

Subject to Article 3 and Section 4.2 of this Agreement, J.P. Morgan will act in accordance with Instructions with respect to the settlement of transactions. Settlement of transactions will be conducted in accordance with prevailing standards of the market in which the transaction occurs.  Without limiting the generality of the foregoing, the risk of loss will be borne by Customer whenever J.P. Morgan delivers Financial Assets or payment in accordance with applicable market practice in advance of receipt or settlement of the expected consideration.  In the case of the failure of Customer’s counterparty (or other appropriate party) to deliver the expected consideration as agreed, J.P. Morgan will contact the counterparty to seek settlement and will notify Customer of such failure.  If Customer’s counterparty continues to fail to deliver the expected consideration, J.P. Morgan will provide information reasonably requested by Customer that J.P. Morgan has in its possession to allow Customer to enforce rights that Customer has against Customer’s

Form Domestic Custody Agreement (Mutual Fund) October 2009

counterparty, but neither J.P. Morgan nor its Subcustodians will not be obliged to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

2.5	Contractual Settlement Date Accounting

(a)
If Customer should request to have J.P. Morgan’s Contractual Settlement Date Accounting Service, J.P. Morgan will effect book entries on a contractual settlement date accounting basis as described below with respect to the settlement of transactions in those markets where J.P. Morgan generally offers contractual settlement date accounting.

(i)
Sales: On the settlement date for a sale, J.P. Morgan will credit the Cash Account with the proceeds of the sale and transfer the relevant Financial Assets to an account at J.P. Morgan pending settlement of the transaction if not already delivered.

(ii)
Purchases: On the settlement date for the purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), J.P. Morgan will debit the Cash Account for the settlement amount and credit a separate account at J.P. Morgan.  J.P. Morgan then will post the Securities Account as awaiting receipt of the expected Financial Assets.  Customer will not be entitled to the delivery of Financial Assets that are awaiting receipt until J.P. Morgan actually receives them.

Upon request, J.P. Morgan shall provide Customer with a list of those markets for which it provides contractual settlement date accounting.  J.P. Morgan may add markets to or remove markets from this list upon reasonable notice to Customer.  J.P. Morgan reserves the right to restrict in good faith the availability of contractual settlement date accounting for credit or operational reasons.

(b)
J.P. Morgan may reverse any debit or credit made pursuant to Section 2.5(a) prior to a transaction's actual settlement, upon notice to Customer, in cases where J.P. Morgan reasonably believes that the transaction will not settle in the ordinary course within a reasonable time.  Customer will be responsible for any costs or liabilities resulting from such reversal.  Customer acknowledges that the procedures described in Section 2.5 are of an administrative nature, and J.P. Morgan does not undertake to make loans and/or Financial Assets available to Customer.

2.6	Actual Settlement Date Accounting

With respect to any settlement of a transaction that is not posted to the Account on the contractual settlement date as referred to in Section 2.5, J.P. Morgan will post such transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received and cleared by J.P. Morgan.

2.7	Income Collection (AutoCredit®)

(a)	J.P. Morgan will monitor information publicly available in the applicable market about forthcoming income payments on the Financial Assets, and will promptly notify Customer of such information.

Form Domestic Custody Agreement (Mutual Fund) October 2009

(b)
Unless Customer is notified otherwise, J.P. Morgan will credit the Cash Account with income proceeds on Financial Assets on the anticipated payment date, net of any taxes that are withheld by J.P. Morgan or any third party (“AutoCredit”) in those markets where J.P. Morgan customarily provides an AutoCredit service.  Upon request, J.P. Morgan shall provide Customer with a list of AutoCredit eligible markets.  J.P. Morgan may add markets to or remove markets from the list of AutoCredit markets upon notice to Customer that is reasonable in the circumstances.  J.P. Morgan may reverse AutoCredit credits upon oral or written notification to Customer if J.P. Morgan believes that the corresponding payment will not be received by J.P. Morgan within a reasonable period or the credit was incorrect.

(c)
In markets where J.P. Morgan does not provide an AutoCredit service, income on Financial Assets (net of any taxes withheld by J.P. Morgan or any third party) will be credited only after actual receipt and reconciliation.

(d)
J.P. Morgan will use reasonable efforts to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds and notify Customer of the late payment, but neither J.P. Morgan nor its Subcustodians will be obliged to file any formal notice of default, institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

2.8	Miscellaneous Administrative Duties

(a)	Until J.P. Morgan receives Instructions to the contrary, J.P. Morgan will promptly:

(i)
present all Financial Assets for which J.P. Morgan has received notice of a call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation;

(ii)	execute in the name of Customer such certificates as may be required to obtain payment in respect of Financial Assets; and

(iii)	exchange interim or temporary documents of title held in the Securities Account for definitive documents of title.

(b)
In the event that, as a result of holding of Financial Assets in an omnibus account, Customer receives fractional interests in Financial Assets arising out of a Corporate Action or class action litigation, J.P. Morgan will credit Customer with the amount of cash it would have received had the Financial Asset not been held in an omnibus account, and Customer shall relinquish to J.P. Morgan its interest in such fractional interests.

(c)
If some, but not all, of an outstanding class of Financial Assets is called for redemption, J.P. Morgan may allot the amount redeemed among the respective beneficial holders of such a class of Financial Assets on a pro rata basis or in a similar manner J.P. Morgan deems fair and equitable.

2.9	Corporate Actions

(a)
J.P. Morgan will act in accordance with local market practices to obtain information concerning Corporate Actions that is publicly available in the local market.  J.P. Morgan also will review information obtained from sources to which J.P. Morgan subscribes for information concerning such Corporate Actions.  J.P. Morgan will

Form Domestic Custody Agreement (Mutual Fund) October 2009

promptly provide that information (or summaries that accurately reflect the material points concerning the applicable Corporate Action) to Customer or its Authorized Person.

(b)
J.P. Morgan will act in accordance with Customer’s Instructions in relation to such Corporate Actions. If Customer fails to provide J.P. Morgan with timely Instructions with respect to any Corporate Action, neither J.P. Morgan nor its nominees will take any action in relation to that Corporate Action, except as otherwise agreed in writing by J.P. Morgan and Customer or as may be set forth by J.P. Morgan as a default action in the notification it provides under Section 2.9(a) with respect to that Corporate Action.

2.10	Class Action

Any notices received by J.P. Morgan’s corporate actions department about any U.S. settled securities class action that requires action by affected owners of the underlying Financial Assets will be promptly notified to ACIM, on behalf of Customer, if J.P. Morgan, using reasonable care in the circumstances, identifies that Customer was a shareholder and held the relevant Financial Asset in custody with J.P. Morgan at the relevant time.  J.P. Morgan will not make filings in the name of Customer in respect to such notifications except as otherwise agreed in writing between Customer and J.P. Morgan.

2.11	Proxies

If Customer requests J.P.Morgan to provide proxy services, then:

(a)
J.P. Morgan will monitor information distributed to holders of Financial Assets about upcoming shareholder meetings, promptly notify Customer of such information and, subject to Section 2.11(c), act in accordance with Customer’s Instructions in relation to such meetings (the “Proxy Voting Service”).

(b)
The Proxy Voting Service is available only in certain markets, details of which are available from J.P. Morgan on request.  Provision of the Proxy Voting Service is conditional upon receipt by J.P. Morgan of a duly completed enrolment form as well as additional documentation that may be required for certain markets.

(c)
The Proxy Voting Service does not include physical attendance at shareholder meetings.  Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by J.P. Morgan on a case by case basis.

(d)	Customer acknowledges that the provision of the Proxy Voting Service may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:

(i)	the Financial Assets being on loan or out for registration;

(ii)	the pendency of conversion or another Corporate Action;

(iii)	the Financial Assets being held in a margin or collateral account at J.P. Morgan or another bank or broker, or otherwise in a manner which affects voting;

Form Domestic Custody Agreement (Mutual Fund) October 2009

(iv)	local market regulations or practices, or restrictions by the issuer; and

(v)
J.P. Morgan being required to vote all shares held for a particular issue for all of J.P. Morgan’s customers on a net basis (i.e., a net yes or no vote based on voting instructions received from all its customers). Where this is the case, J.P. Morgan will inform Customer by means of the notification.

2.12	Statements of Account

(a)
Unless Customer instructs otherwise, J.P. Morgan will provide Customer with a statement of account for each Account, identifying cash and Financial Assets held in the Account and any transfers to and from the Account. Statements of account may be delivered electronically or on-line over the Internet and are deemed delivered when sent electronically or posted on the Internet.  Customer will review its statement of account and give J.P. Morgan written notice of (i) any suspected error or omission or (ii) non-receipt of a statement of account within a reasonable time after the statement of accounts is sent or made available to Customer or normally would have been sent, as the case may be.

(b)
Customer acknowledges that information available to it on-line with respect to transactions posted after the close of the prior business day may not be accurate due to mispostings, delays in updating Account records, and other causes.  J.P. Morgan will not be liable for any loss or damage arising out of any such information accessed on-line that is updated or corrected no later than the close of business on the business day after the transaction was posted.

2.13	Access to J.P. Morgan’s Records

(a)
J.P. Morgan will allow Authorized Persons of Customer's auditors and independent public accountants such reasonable access to the records of J.P. Morgan relating to Financial Assets as is required in connection with their examination of books and records pertaining to Customer's affairs.

(b)
J.P. Morgan will, upon reasonable written notice, allow Customer or its designee reasonable access during normal working hours to the records of J.P. Morgan relating to the Accounts.  J.P. Morgan may impose reasonable restrictions on the number of individuals allowed access, the frequency and length of such access, and the scope of the records made available. Customer shall reimburse J.P. Morgan for the cost of copying, collating and researching archived information at J.P. Morgan’s regular hourly rate.

2.14	Tax Relief Services

J.P. Morgan will provide tax relief services as provided in Section 8.2.

2.15	Notification

If Customer has agreed to access information concerning the Accounts through J.P. Morgan’s website, J.P. Morgan may make any notifications required under this Agreement by posting it on the website.

Form Domestic Custody Agreement (Mutual Fund) October 2009

3.	Instructions

3.1	Acting on Instructions; Method of Instruction and Unclear Instructions

(a)
Customer authorizes J.P. Morgan to accept, rely upon and/or act upon any Instructions received by it without inquiry.  Customer will indemnify J.P. Morgan Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against J.P. Morgan Indemnitees as a result of any action or omission taken in accordance with any Instruction.

(b)	Customer will where reasonably practicable use automated and electronic methods of sending Instructions.

(c)
J.P. Morgan shall promptly notify an Authorized Person if J.P. Morgan determines that an Instruction does not contain all information reasonably necessary for J.P. Morgan to carry out the Instruction. J.P. Morgan may decline to act upon an Instruction if it does not receive clarification or confirmation satisfactory to it.  J.P. Morgan will not be liable for any loss arising from any reasonable delay in carrying out any such Instruction while it seeks information, clarification or confirmation or in declining to act upon any Instruction for which it does not receive clarification satisfactory to it.

(d)
In executing or paying a payment order, J.P. Morgan may rely upon the identifying number (e.g., Fedwire routing number or account) of any party as instructed in the payment order.  Customer assumes full responsibility for any inconsistency between the name and identifying number of any party in payment orders issued to J.P. Morgan in Customer’s name.

3.2	Verification and Security Procedures

(a)
J.P. Morgan and Customer shall comply with any applicable Security Procedures with respect to the delivery or authentication of Instructions and shall ensure that any codes, passwords or similar devices are reasonably safeguarded.

(b)	Either party may record any of their telephone communications, and this agreement shall be evidence of consent to such recording.

3.3	Instructions Contrary to Law/Market Practice

J.P. Morgan need not act upon Instructions which it reasonably believes to be contrary to law, regulation or market practice, and J.P. Morgan shall be under no duty to investigate whether any Instructions comply with Applicable Law or market practice.  In the event J.P. Morgan does not act upon such Instructions, J.P. Morgan will notify Customer as soon as reasonably practicable.

3.4	Cut-Off Times

J.P. Morgan has established cut-off times for receipt of Instructions, which will be made available to Customer.  If J.P. Morgan receives an Instruction after its established cut-off time, J.P. Morgan will attempt to act upon the Instruction on the day requested if J.P. Morgan deems it practicable to do so or otherwise as soon as practicable after that day.

3.5	Electronic Access

Access by Customer to certain applications or products of J.P. Morgan via J.P. Morgan’s web site or otherwise shall be governed by this Agreement and the terms and conditions set forth in Schedule 3.

4.	Fees, Fund Customer Expenses and Other Amounts Owing to J.P. Morgan

4.1	Fees and Expenses

Customer or ACIM will pay J.P. Morgan for its services under this Agreement such fees as may be agreed upon in writing from time to time, together with J.P. Morgan's reasonable out-of-pocket or incidental expenses, provided however that J.P. Morgan shall seek advance approval from Customer for those expenses that are extraordinary, incidental or out-of-pocket expenses that would be incurred outside of the normal process, including, but not limited to, reasonable legal fees and tax or related fees incidental to processing charged directly or indirectly by governmental authorities, issuers, or their agents. Invoices will be payable within thirty (30) days of the date of the invoice is received by Customer.  If Customer disputes an invoice it shall nevertheless pay on or before the date that payment is due such portion of the invoice that is not subject to a bona fide dispute.

4.2	Overdrafts

If a debit to the Cash Account results (or will result) in a debit balance, then J.P. Morgan may, in its discretion, (i) advance an amount equal to the overdraft, (ii) refuse to settle in whole or in part the transaction causing such debit balance, or (iii) if any such transaction is posted to the Securities Account, reverse any such posting.  If J.P. Morgan elects to make such an advance, the advance will be deemed a loan to Customer, payable on demand, bearing interest at the applicable rate charged by J.P. Morgan , with notice to Customer, from time to time for such overdrafts, from the date of such advance to the date of payment (both after as well as before judgment) and otherwise on the terms on which J.P. Morgan makes similar overdrafts available from time to time.  No prior action or course of dealing on J.P. Morgan’s part with respect to the settlement of transactions on Customer’s behalf will be asserted by Customer against J.P. Morgan for J.P. Morgan’s refusal to make advances to the Cash Account or to settle any transaction for which Customer does not have sufficient available funds in the Account.

4.3	J.P. Morgan’s Right Over Securities; Set-off

(a)
Without prejudice to J.P. Morgan’s rights under Applicable Law, Fund Customer grants J.P. Morgan a security interest in and a lien on the Financial Assets held in the Securities Account as security for any and all amounts (i) which are now or become owing to J.P. Morgan under any provision of this Agreement, whether or not matured or contingent, or (ii) which are attributable to the Customer in connection with the demand deposit accounts established at J.P. Morgan by the Customer, or any of its affiliates on behalf of the Customer (the items referred to in clauses (i) and (ii) above collectively referred to herein as, "Indebtedness").

Form Domestic Custody Agreement (Mutual Fund) October 2009

(b)
Without prejudice to J.P. Morgan's rights under Applicable Law, J.P. Morgan may set off any Indebtedness against any amount in any currency standing to the credit of any of Fund Customer's accounts (whether deposit or otherwise) with any J.P. Morgan branch or office or with any Affiliate of J.P. Morgan.  For this purpose, J.P. Morgan shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies

(c)
Fund Customer grants to J.P.  Morgan a security interest in and a lien on the Financial Assets held in any Fund Customer’s Securities Account and the cash held in that Customer’s Cash Account to secure that portion of any Transfer Agent Account Liabilities that is properly attributable to such Fund Customer, and J.P. Morgan shall be entitled without prior notice to the Customer (provided that J.P. Morgan agrees to provide notice to Customer within a commercially reasonable time after any such action is taken), to withhold delivery of such Financial Assets, sell or otherwise realize any of such Financial Assets and to apply the proceeds and any other monies credited to the Cash Account in satisfaction of such Transfer Agent Account Liabilities, provided that J.P. Morgan hereby agrees, that when commercially reasonable, it shall apply monies credited to the Cash Account in satisfaction of such Transfer Agent Account Liabilities before selling or otherwise realizing any of such Financial Assets in the Securities Account, and provided further, that Fund Customer agrees that J.P. Morgan may so apply monies credited to the Cash Account.  For the purpose of effecting the foregoing rights, J.P. Morgan shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies.

(d)
Customer will be solely responsible for ensuring that the Transfer Agent maintains sufficient records and internal controls to monitor and reconcile daily activity with respect to amounts and transactions in the Transfer Agent Accounts that are attributable to each Customer.  In particular, Customer will ensure that the Transfer Agent provides to J.P. Morgan, on a daily basis (no later than 12:00 p.m. eastern time each Business Day): (1) information as to the amount of cash attributable to each Customer in the Transfer Agent Accounts, (2) information regarding the transactions of each Customer that are processed through the Transfer Agent Accounts, and (3) records to identify and support any Transfer Agent Account Liabilities incurred or created in connection with the transactions processed through the Transfer Agent Accounts that are attributable to each Customer.  Customer will be responsible for any Transfer Agent Account Liabilities resulting from a failure of the Transfer Agent to provide accurate and timely information to J.P. Morgan regarding the Transfer Agent Accounts.

5.	Securities Depositories

5.1	Use of Securities Depositories

(a)	J.P. Morgan may deposit Financial Assets with, and hold Financial Assets in, any Securities Depository on such terms as such Securities Depository customarily operates

Form Domestic Custody Agreement (Mutual Fund) October 2009

and Fund Customer will provide J.P. Morgan with such documentation or acknowledgements that J.P. Morgan may require to hold the Financial Assets in such Securities Depository.

(b)
J.P. Morgan is not responsible for the selection or monitoring of any Securities Depository and will not be liable for any act or omission by (or the insolvency of) any Securities Depository.  In the event Fund Customer incurs a loss due to the negligence, willful misconduct, or insolvency of a Securities Depository, J.P. Morgan will make reasonable efforts to seek recovery from the Securities Depository, but J.P. Morgan will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding, or take any similar action.

6.	Additional Provisions Relating to Customer

6.1	Representations of Customer and J.P. Morgan

(a)
Customer represents and warrants that (i) it has full authority and power, and has obtained all necessary authorizations and consents, to deposit and control the Financial Assets and cash in the Accounts, to use J.P. Morgan as its custodian in accordance with the terms of this Agreement, to borrow money (both any short term or intraday borrowings in order to settle transactions prior to receipt of covering funds) and grant a lien over Financial Assets as contemplated by Section 4.3; (ii) assuming execution and delivery of this Agreement by J.P. Morgan, this Agreement isCustomer’s legal, valid and binding obligation, enforceable in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement; (iii) it has not relied on any oral or written representation made by J.P. Morgan or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of J.P. Morgan; (iv) J.P. Morgan may rely upon the certification of such other facts as may be required to administer J.P. Morgan’s obligations under this Agreement and Customer shall indemnify J.P. Morgan against all losses, liability, claims or demands arising directly or indirectly from any such certifications; and (v) it is a resident of the U.S. and shall notify J.P. Morgan of any changes in residency.

(b)
J.P. Morgan represents and warrants that (i) assuming execution and delivery of this Agreement by Customer, this Agreement is J.P. Morgan’s legal, valid and binding obligation, enforceable in accordance with its terms and (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement.

6.2	Customer to Provide Certain Information to J.P. Morgan

Upon request, Customer will promptly provide to J.P. Morgan such information about itself and its financial status as J.P. Morgan may reasonably request, including Customer’s organizational documents and its current audited and unaudited financial statements.  Upon J.P. Morgan’s request, Customer shall provide to J.P. Morgan such similar information concerning any person other than Customer in whose name any Account is opened.

Form Domestic Custody Agreement (Mutual Fund) October 2009

6.3	Customer is Liable to J.P. Morgan Even if it is Acting for Another Person

If Customer is acting as an agent or for another person envisaged in Section 2.1(a) with respect to any transaction, cash or Financial Asset, J.P. Morgan nevertheless will treat Customer as its principal for all purposes under this Agreement.  In this regard, Customer will be liable to J.P. Morgan as a principal in respect of any transactions relating to the Account.  The foregoing will not affect any rights J.P. Morgan might have against Customer's principal or the other person envisaged by Section 2.1(a).

7.	When J.P. Morgan is Liable to Customer

7.1	Standard of Care; Liability

(a)
J.P. Morgan will use reasonable care in performing its obligations under this Agreement.  J.P. Morgan will not be in violation of this Agreement with respect to any matter as to which it has satisfied its obligation of reasonable care.

(b)
J.P. Morgan will be liable for Customer’s direct damages to the extent they result from J.P. Morgan’s fraud, negligence or willful misconduct in performing its duties as set out in this Agreement.  Nevertheless, under no circumstances will J.P. Morgan be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Accounts, J.P. Morgan’s performance under this Agreement, or J.P. Morgan’s role as custodian.

(c)
Customer will indemnify J.P. Morgan Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of J.P. Morgan Indemnitees in connection with or arising out of (i) J.P. Morgan’s performance under this Agreement, provided J.P. Morgan Indemnitees have not acted with negligence or engaged in fraud or willful misconduct in connection with the Liabilities in question or (ii) any J.P. Morgan Indemnitees’ status as a holder of record of Customer’s Financial Assets.

(d)	Without limiting Subsections 7.1(a), (b) or (c), Customer agrees that J.P. Morgan provides no service in relation to, and therefore has no duty or responsibility to:

(i)	question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions;

(ii)	supervise or make recommendations with respect to investments or the retention of Financial Assets;

(iii)	advise Customer or an Authorized Person regarding any default in the payment of principal or income of any Security other than as provided in Section 2.7(b) of this Agreement; or

(iv)	evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which J.P. Morgan is instructed to deliver Financial Assets or cash.

Form Domestic Custody Agreement (Mutual Fund) October 2009

7.2	Force Majeure

J.P. Morgan will maintain and update from time to time business continuation and disaster recovery procedures with respect to its custody business that it determines from time to time meet reasonable commercial standards.  Upon request, J.P. Morgan will provide a summary of its business continuity and disaster recovery procedures to Customer.  J.P. Morgan will have no liability, however, for any damage, loss, expense or liability of any nature that Customer may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint,  fraud or forgery perpetrated by someone other than J.P. Morgan or its employees, malfunction of equipment or software (except where such malfunction is primarily attributable to J.P. Morgan’s negligence in maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any other cause beyond the reasonable control of J.P. Morgan (including, without limitation, the non-availability of appropriate foreign exchange).

7.3	J.P. Morgan May Consult With Counsel

J.P. Morgan will be entitled to rely on, and may act upon the advice of professional advisers in relation to matters of law, regulation or market practice (which may be the professional advisers of Customer).  J.P. Morgan will consult with the Customer prior to obtaining the advice of professional advisers which J.P. Morgan will be seeking the Customer to pay for.

7.4	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result

Customer hereby authorizes J.P. Morgan to act under this Agreement notwithstanding that: (a) J.P. Morgan or any of its divisions, branches or Affiliates may have a material interest in transactions entered into by Customer with respect to the Account or that circumstances are such that J.P. Morgan may have a potential conflict of duty or interest, including the fact that J.P. Morgan or its Affiliates may act as a market maker in the Financial Assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of the Financial Assets; or earn profits from any of the activities listed herein; and

(b) J.P. Morgan or any of its divisions, branches or Affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of Customer. J.P. Morgan is not under any duty to disclose any such information.

7.5	Assets Held Outside J.P. Morgan’s Control

J.P. Morgan will not be obliged to hold Financial Assets or cash with any person not agreed to by J.P. Morgan.  Furthermore, J.P. Morgan will not be obliged to register or record

Form Domestic Custody Agreement (Mutual Fund) October 2009

Financial Assets in the name of any person not agreed to by J.P. Morgan. If, however, Customer makes such a request and J.P. Morgan agrees to the request, the consequences of doing so will be at Customer’s own risk and J.P. Morgan shall not be liable for any losses incurred as a result of the request.  J.P. Morgan also may be precluded from providing some of the services referred to in this Agreement (for example, and without limitation, income collection, proxy voting, class action litigation and Corporate Action notification and processing).

7.6	Ancillary Services

J.P. Morgan may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions and class action litigation and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of Securities.  Although J.P. Morgan will use reasonable care in the selection and retention of such third party providers and local agents, it will not be responsible for any errors or omissions made by them in providing the relevant information or services.

8.	Taxation

8.1	Tax Obligations

(a)
Customer will pay or reimburse J.P. Morgan for, and confirms that J.P. Morgan is authorized to deduct from any cash received or credited to the Cash Account, any taxes or levies required by any revenue or governmental authority for whatever reason in respect of Customer's Accounts.

(b)
Customer will provide to J.P. Morgan such certifications, declarations, documentation, and information as it may require in connection with taxation, and warrants that, when given, this information is true and correct in every respect, not misleading in any way, and contains all material information.  Customer undertakes to notify J.P. Morgan as soon as practicable and within a reasonable time period if any information requires updating or correcting.  J.P. Morgan provides no service of controlling or monitoring, and therefore has no duty in respect of, or liability for any taxes, penalties, interest or additions to tax, payable or paid that result from:

(i)	the inaccurate completion of documents by Customer or any third party;

(ii)	the provision to J.P. Morgan or a third party of inaccurate or misleading information by Customer or any third party;

(iii)	the withholding of material information by Customer or any third party; or

(iv)	any delay by any revenue authority or any other cause beyond J.P. Morgan’s control.

(c)
If J.P. Morgan does not receive appropriate certifications, documentation and information then, as and when appropriate and required, additional tax shall be deducted from all income received in respect of the Financial Assets issued (including, but not limited to, U.S. non-resident alien tax and/or backup withholding tax).

(d)	Customer will be responsible in all events for the timely payment of all taxes relating

Form Domestic Custody Agreement (Mutual Fund) October 2009

to the Financial Assets in the Securities Account; provided, however, that J.P. Morgan will be responsible for any penalty or additions to tax due solely as a result of J.P. Morgan’s negligent acts or omissions with respect to paying or withholding tax or reporting interest, dividend or other income paid or credited to the Cash Account.

8.2	Tax Relief Services With Respect to American Depository Receipts

(a)
Subject to the provisions of this Section, J.P. Morgan will apply for a reduction of withholding tax in respect of income payments on Financial Assets comprised of American Depository Receipts credited to the Securities Account that J.P. Morgan believes may be available.  To defray expenses pertaining to nominal tax claims, J.P. Morgan may from time to time set minimum thresholds as to a de minimis value of tax relief claims or reduction of withholding which it will pursue in respect of income payments under this Section 8.2.

(b)
The provision of a tax relief service by J.P. Morgan is conditional upon J.P. Morgan receiving from Customer (i) a declaration of its identity and place of residence and (ii) certain other documentation (pro forma copies of which are available from J.P. Morgan), prior to the receipt of Financial Assets comprised of American Depository Receipts in the Account or the payment of income.  If Financial Assets comprised of American Depository Receipts credited to the Account are beneficially owned by someone other than Customer, this information will be necessary with respect to the beneficial owner.  Customer acknowledges that J.P. Morgan will be unable to perform tax reclamation services unless it receives this information.

(c)
J.P. Morgan will perform tax reclamation service only with respect to taxation levied by the revenue authorities of the countries advised to Customer from time to time and J.P. Morgan may, by notification in writing, in its absolute discretion, supplement or amend the countries in which this tax reclamation service is offered.  Other than as expressly provided in this Section 8.2, J.P. Morgan will have no responsibility with regard to Customer’s tax position or status in any jurisdiction.

9.	Termination

9.1	Term and Termination

(a)
The initial term of this Agreement shall be for a period of three years following the date on which J.P. Morgan commenced providing services under the Agreement.  Notwithstanding the foregoing, Customer may terminate this Agreement at any time on sixty (60) days' written notice to J.P. Morgan.  Following the initial term, J.P. Morgan may terminate this Agreement on one hundred and eighty (180) days’ written notice to Customer.

(b)	Notwithstanding Section 9.1(a):

(i)	Either party may terminate this Agreement immediately on written notice to the other party in the event that a material breach of this Agreement by the other

Form Domestic Custody Agreement (Mutual Fund) October 2009

party has not been cured within thirty (30) days of that party being given written notice of the material breach;

(ii)
Either party may terminate this Agreement immediately on written notice to the other party upon the other party being declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management or being the subject of a similar measure;

(iii)
J.P. Morgan may terminate this Agreement on sixty (60) days’ written notice to Customer in the event that J.P. Morgan reasonably determines that Customer has ceased to satisfy J.P. Morgan’s customary credit requirements; and

(iv)	529 Plan Customer may terminate this Agreement at any time it determines that J.P. Morgan’s custodial services are not required by applicable law or regulation.

9.2	Exit Procedure

Customer will provide J.P. Morgan full details of the persons to whom J.P. Morgan must deliver Financial Assets and cash within a reasonable period before the effective time of termination of this Agreement.  If Customer fails to provide such details in a timely manner, J.P. Morgan shall be entitled to continue to be paid fees under this Agreement until such time as it is able to deliver the Financial Assets and cash to a successor custodian, but J.P. Morgan may take such steps as it reasonably determines to be necessary to protect itself following the effective time of termination, including ceasing to provide transaction settlement services in the event that J.P. Morgan is unwilling to assume any related credit risk.  J.P. Morgan will in any event be entitled to deduct any amounts owing to it prior to delivery of the Financial Assets and cash (and, accordingly, J.P. Morgan will be entitled to sell Financial Assets and apply the sale proceeds in satisfaction of amounts owing to it).  Customer will reimburse J.P. Morgan promptly for all out-of-pocket expenses it incurs in delivering Financial Assets upon termination, provided however that J.P. Morgan shall seek advance approval from Customer for those expenses that are extraordinary, incidental or out-of-pocket expenses that would be incurred outside the normal process.  Termination will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.

10.	Miscellaneous

10.1	Notices

Notices (other than Instructions) under this Agreement will be served by registered mail or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless notice of a new address is given to the other party in writing.  Notice will not be deemed to be given unless it has been received.

10.2	Successors and Assigns

This Agreement will be binding on each of the parties' successors and assigns, but the parties agree that neither party can assign any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent will not be

Form Domestic Custody Agreement (Mutual Fund) October 2009

unreasonably withheld or delayed; except J.P. Morgan may assign this Agreement without Customer’s consent to (a) any Affiliate or subsidiary of J.P. Morgan or (b) in connection with a merger, reorganization, stock sale or sale of all or substantially all of J.P. Morgan’s custody business.

10.3	Interpretation

Headings are for convenience only and are not intended to affect interpretation.  References to articles and sections are to articles and sections of this Agreement and references to sub-sections and paragraphs are to sub-sections of the sections and paragraphs of the sub-sections in which they appear.

10.4	Entire Agreement

This Agreement, including the Schedules and the Exhibits (and any separate agreement which J.P. Morgan and Customer may enter into with respect to any Cash Account), sets out the entire Agreement between the parties in connection with the subject matter, and this Agreement supersedes any other agreement, statement, or representation relating to custody, whether oral or written.  Amendments must be in writing and signed by both parties.

10.5	Insurance

Customer acknowledges that J.P. Morgan will not be required to maintain any insurance coverage specifically for the benefit of Customer, except that J.P. Morgan will maintain insurance protection which covers J.P. Morgan’s duties and responsibilities generally as custodian of Financial Assets and J.P. Morgan will maintain such coverage to the extent required by J.P. Morgan’s banking regulators.  Upon Customer’s request, J.P. Morgan will provide Customer a description of J.P. Morgan’s insurance coverage as in effect at the time of Customer’s request.

10.6	Security Holding Disclosure

With respect to Securities and Exchange Commission Rule 14b-2 under the Shareholder Communications Act regarding disclosure of beneficial owners to issuers of Securities, J.P. Morgan is instructed not to disclose the name, address or Security positions of Customer in response to shareholder communications requests regarding the Account.

10.7	USA PATRIOT Act Disclosure

Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires J.P. Morgan to implement reasonable procedures to verify the identity of any person that opens a new account with it.  Accordingly, Customer acknowledges that Section 326 of the USA PATRIOT Act and J.P. Morgan’s identity verification procedures require J.P. Morgan to obtain information which may be used to confirm Customer’s identity, including without limitation Customer’s name, address and organizational documents (“identifying information”) from Customer or on some occasions from third parties regarding Customer.  Customer may also be asked to provide information about its financial status, such as its

Form Domestic Custody Agreement (Mutual Fund) October 2009

current audited and unaudited statements.  Customer agrees to provide J.P. Morgan with and consents to J.P. Morgan obtaining from third parties any such identifying and financial information required as a condition of opening an account with or using any service provided by J.P. Morgan.

10.8	Governing Law and Jurisdiction

This Agreement will be construed, regulated and administered under the laws of the U.S. or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum.  The U.S. District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement.  If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction.  Either of these courts will have the proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum.  The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts.  The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by Applicable Law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby.  To the extent that in any jurisdiction Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Customer shall not claim, and it hereby irrevocably waives, such immunity.

10.9	Severability; Waiver; and Survival

(a)
If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)
Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right.  No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c)	The parties’ rights, protections, and remedies under this Agreement shall survive its termination.

10.10	Confidentiality

(a)	Subject to Section 10.10(b), J.P. Morgan will hold all Confidential Information in

Form Domestic Custody Agreement (Mutual Fund) October 2009

confidence in accordance with all applicable federal and state laws and regulations and will not disclose any Confidential Information except as may be required by Applicable Law, a regulator with jurisdiction over J.P. Morgan’s business, or with the consent of Customer.

(b)	Customer authorizes J.P. Morgan to disclose Confidential Information to:

(i)
any subcontractor, agent, Securities Depository, securities exchange, broker, third party agent, proxy solicitor, issuer, or any other person that J.P. Morgan believes is reasonably required in connection with J.P. Morgan’s provision of relevant services under this Agreement;

(ii)	its professional advisors, auditors or public accountants;

(iii)	its Affiliates and branches; and

(iv)	any revenue authority or any governmental entity in relation to the processing of any tax claim.

(c)
Except as otherwise required by Applicable Law or as needed to enforce the terms of this Agreement, the parties shall hold the terms and conditions, including, without limitation, any commercial terms, of this Agreement in confidence.

10.11	Counterparts

This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10.12	No Third Party Beneficiaries

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. ON BEHALF OF EACH CUSTOMER LISTED ON APPENDIX A OR ITSELF HERETO AS AMENDED FROM TIME TO TIME, SEVERALLY AND NOT JOINTLY
By: /s/ Jon W. Zindel Name: Jon W. Zindel Title: Senior Vice President Date: April 18, 2011

Form Domestic Custody Agreement (Mutual Fund) October 2009

JPMORGAN CHASE BANK, N.A.
By: /s/ Ann M. Osti Name: Ann M. Osti Title: Executive Director Date: April 25, 2011

Form Domestic Custody Agreement (Mutual Fund) October 2009

SCHEDULE 1
Persons Authorized To Give Instructions

Full Name and Official Position	Method of Instruction*	Telephone Number	Specimen Signature

Listed below are persons authorized to give directions, notices, instructions, consents and certification of authority to JPMorgan Chase on all portfolios for which American Century Investment Management, Inc. has been appointed as an investment manager. This list supersedes all authorized individual lists on file at JPMorgan Chase.

Merele May, SVP Investment Operations	816-340-4748	/s/ Merele May
Robert Leach, VP & Director Investment Accounting	816-340-4413	/s/ Robert Leach
Jean Wade, VP Investment Accounting	816-340-4504	/s/ Jean Wade
Gale Nowasell, Investment Accounting Consultant	813-340-7378	/s/ Gale Nowasell
Marcy McAfee, Investment Accounting Manager, Sr	816-340-4430	/s/ Marcy McAfee
Jennifer Noland, Investment Accounting Manager, Sr	816-340-2003	/s/Jennifer Noland
Ramona Ewers, Investment Accounting Manager	816-340-9674	/s/ Ramona Ewers
Denny Umscheid, Investment Data Manager	816-340-4725	/s/ Denny Umscheid
Jennifer Luechtefeld, Investment Operations Specialist	816-340-7486	/s/ Jennifer Luechtefeld
Brent Evans, Investment Operations Specialist	816-340-2021	/s/ Brent Evans
Susan Cloud, Investment Operations Specialist	816-340-2145	/s/ Susan Cloud
Stefan Giglione, Investment Operations Sr Specialist	816-340-4720	/s/ Stefan Giglione
Adam Brown, Investment Accounting Sr Specialist	816-340-7516	/s/ Adam Brown
Leigh Day, Investment Accounting Sr Specialist	816-340-3377	/s/ Leigh Day

Full Name and Official Position	Method of Instruction*	Telephone Number	Specimen Signature

Jeff Smith, Investment Accounting Specialist	816-340-3624	/s/ Jeff Smith
James Graham, Investment Operations Specialist	816-340-2025	/s/ James Graham
Luanne Jameson, Investment Accounting Sr Specialist	816-340-4724	/s/ Luanne Jameson
Jeff Engel, Investment Accounting Specialist	816-340-3620	/s/ Jeff Engel
Charlene Bessetti, Investment Accounting Specialist	816-340-7067	/s/ Charlene Bessetti
Todd Brune, Investment Accounting Specialist	816-340-2120	/s/ Todd Brune
Jason Jones, Investment Accounting Specialist	816-340-4388	/s/ Jason Jones
Listed below are persons authorized to instruct on rep collateral and make the following trade amendments” Change interest bought/sold and paydown factor (resulting in a change of net proceeds) and trade broker, clearing broker.

Lynn Paschen, VP & Portfolio Manager	650-967-9881	/s/ Lynn Paschen
Denise Latchford, VP & Sr Portfolio Manager	650-967-9785	/s/ Denise Latchford
Miguel Castillo, Fixed Income Trader	650-967-9674	/s/ Miguel Castillo
Le Tran, Fixed Income Trader	650-967-9653	/s/ Le Tran
Peter Hui, Portfolio Trading Associate Sr	650-967-9815	/s/ Peter Hui
Listed below are persons authorized to instruct on interfund cash /securities movements and outgoing / incoming wires
Scott Hewins, Business Support Analyst	816-340-4269	/s/ Scott Hewins
Listed below are persons authorized to instruct on proxy.
Martha Rocha, Legal Administrative Coordinator	816-340-4610	/s/ Martha Rocha
Debbie Horton, Legal Assistant, Sr.	816-340-3274	/s/ Debbie Horton
Ward Stauffer, Assistant General Counsel	816-340-7151	/s/ Ward Stauffer

Signed for and on behalf of Customer by:

Signature: Otis H. Cowan

Name: Otis H. Cowan

Position: Vice President

SCHEDULE 2
Authorized Fund Managers/Advisers

Persons authorized as fund managers will also have to complete an authority in similar form to Schedule 2, but with some additional wording.  A specimen copy is attached as Appendix A.

Full name of Fund Manager/Adviser	Address	Accounts for which authorized*

Signature:
[Intentionally left blank, Schedule 2 to be completed
by parties at a later date.]

Name:

Position:

*

________________________

* If left blank, the Fund Manager is authorized to give instructions on all accounts.

Form Domestic Custody Agreement (Mutual Fund) October 2009

APPENDIX A TO SCHEDULE 2
Specimen Fund Manager Mandate

TO:	JPMORGAN CHASE BANK, N.A.

DOMESTIC CUSTODY DIVISION

       DATE: ____________________

Dear Sirs,

Re: Domestic Custody for          (the "Customer").

We represent that we have been appointed by Customer as its fund manager for the account(s) listed below and that we have full authority from Customer to give instructions in respect of all transactions relating to the account(s).  We agree to indemnify and hold JPMorgan harmless for any losses, costs or liabilities it or its agents incur as a result of any breach of this representation.

We set out the names and specimen signatures of those individuals authorized by us to operate accounts and give instructions on behalf of Customer in respect of the account(s).

JPMorgan may accept and act on any instructions that have been verified in accordance with a Security Procedure, as defined in the Domestic Custody Agreement between JPMorgan and Customer, or, if no such Security Procedure is applicable, which JPMorgan believes in good faith to have been given by one of those individuals listed below.

We acknowledge that JPMorgan may record our telephone conversations and agree to ensure that any codes, passwords or similar devices are reasonably safeguarded.

Unless specified otherwise, all persons authorized to give instructions shall be authorized to give instructions in respect of all securities and cash accounts, and shall be authorized to give instructions notwithstanding that they may result in an overdraft on any cash account.

Signed for and on behalf of [Name of Fund Manager]

Signature:

Name:
Position:
Evidence of Authority to sign this Letter is enclosed:

Form Domestic Custody Agreement (Mutual Fund) October 2009

ACCOUNT(S) COVERED BY THIS MANDATE:

Full Name and Official Position	Method of Instruction*	Telephone Number	Specimen Signature

_______________

* i.e., writing, telephone or facsimile

Form Domestic Custody Agreement (Mutual Fund) October 2009

SCHEDULE 3

Electronic Access

1.           J.P. Morgan shall permit Customer and its Authorized Persons to access electronically the applications and products listed on Exhibit 1 to this Agreement (the “Products”).  J.P. Morgan reserves the right to modify this Schedule 3 and, subject to the terms and conditions of the Agreement, the products and services available through the Products, upon notice to Customer. J.P. Morgan shall endeavour to give Customer reasonable notice of its termination or suspension of access hereunder to any Product, but may do so immediately upon written notice to Customer if J.P. Morgan determines, in its sole discretion, that providing access to such Product would violate Applicable Law or that the security or integrity of such Product is at risk.

2.           In consideration of the fees paid by Customer to J.P. Morgan and subject to any applicable Software License Addendum in relation to J.P. Morgan owned or sublicensed Software provided for a particular Application and Applicable Law, J.P. Morgan grants to Customer on the terms of this Schedule 3 a non-exclusive license to use the Products and the information and data made available to Customer through the Products (the “Data”) for the sole use of Customer.  Customer may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein or any hyperlink or other reference to any such notice.

3.           The rights and obligations of the parties with respect to the provision of certain cash products and services via the Products shall also be governed, to the extent not governed by this Agreement, by J.P. Morgan’s terms and conditions relating to such products and services, as the same may be amended from time to time (the “Product Terms”).  If and to the extent that there is a conflict between the Product Terms and this Schedule 3, the provisions of this Schedule 3 shall prevail.

4.           Customer acknowledges that there are certain security, corruption, transaction error and access availability risks associated with using open networks such as the internet, and Customer hereby expressly assumes such risks.  Customer shall make its own independent assessment of the adequacy of the internet and of the security procedures made available by J.P. Morgan. Customer acknowledges and agrees that the selection and use by it of third party security and communications software and third party service providers is the sole responsibility of Customer, and J.P. Morgan disclaims all risks related thereto, notwithstanding that J.P. Morgan may recommend certain security and/or communication software packages.  All such software must be interoperable with J.P. Morgan’s software.  Each of Customer and J.P. Morgan shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.

5.           Notwithstanding the other provisions of the Agreement, J.P. Morgan shall not be liable for any Liabilities arising out of the use or unavailability of J.P. Morgan’s web site or any means provided by J.P. Morgan of accessing the Products through J.P. Morgan’s web site in the absence of J.P. Morgan’s gross negligence or wilful misconduct.

6.           Customer shall not use the Products to transmit (i) any virus, worm, or destructive element or any programs or data that may be reasonably expected to interfere with or disrupt the

Form Domestic Custody Agreement (Mutual Fund) October 2009

Products or servers connected to the Products; (ii) material that violates the rights of another, including but not limited to the intellectual property rights of another; and (iii) “junk mail”, “spam”, “chain letters” or unsolicited mass distribution of e-mail.

7.           Customer shall promptly and accurately designate in writing to J.P. Morgan the geographic location of its users from time to time.  Customer further represents and warrants to J.P. Morgan that Customer shall not access the service from any jurisdiction which J.P. Morgan informs Customer or where Customer has actual knowledge that the service is not authorized for use due to local regulations or laws.  Prior to submitting any document which designates the persons authorized to act on Customer’s behalf, Customer shall obtain from each individual referred to in such document all necessary consents to enable J.P. Morgan to process the data set out therein for the purposes of providing the Products.

8.           Customer shall be responsible for the compliance of its Authorized Persons with the terms of this Schedule 3.

Form Domestic Custody Agreement (Mutual Fund) October 2009

EXHIBIT 1 TO SCHEDULE 3
Products

J.P. Morgan ACCESS
APOLLO

Form Domestic Custody Agreement (Mutual Fund) October 2009

1

APPENDIX A

LIST OF FUNDS ORGANIZED UNDER THE INVESTMENT COMPANY ACT OF 1940
(“40-ACT FUNDS”)

AMERICAN CENTURY CALIFORNIA TAX-FREE - CALIFORNIA TAX-FREE MONEY MARKET FUND
AMERICAN CENTURY CALIFORNIA TAX-FREE - CALIFORNIA INTERMEDIATE-TERM TAX-FREE BOND FUND
AMERICAN CENTURY CALIFORNIA TAX-FREE - CALIFORNIA LONG-TERM TAX-FREE FUND
AMERICAN CENTURY CALIFORNIA TAX-FREE - CALIFORNIA HIGH-YIELD MUNICIPAL FUND
AMERICAN CENTURY CAPITAL PORTFOLIOS, INC - REAL ESTATE FUND
AMERICAN CENTURY CAPITAL PORTFOLIOS, INC - EQUITY INCOME FUND
AMERICAN CENTURY CAPITAL PORTFOLIOS, INC - VALUE FUND
AMERICAN CENTURY CAPITAL PORTFOLIOS, INC - MID CAP VALUE FUND
AMERICAN CENTURY CAPITAL PORTFOLIOS, INC - EQUITY INDEX FUND
AMERICAN CENTURY CAPITAL PORTFOLIOS, INC - NT LARGE COMPANY VALUE FUND
AMERICAN CENTURY CAPITAL PORTFOLIOS, INC - NT MID CAP VALUE FUND
AMERICAN CENTURY CAPITAL PORTFOLIOS, INC - SMALL CAP VALUE FUND
AMERICAN CENTURY CAPITAL PORTFOLIOS, INC - LARGE COMPANY VALUE FUND
AMERICAN CENTURY CAPITAL PORTFOLIOS, INC - GLOBAL REAL ESTATE FUND
AMERICAN CENTURY GOVERNMENT INCOME TRUST - SHORT-TERM GOVERNMENT FUND
AMERICAN CENTURY GOVERNMENT INCOME TRUST - CAPITAL PRESERVATION FUND
AMERICAN CENTURY GOVERNMENT INCOME TRUST - GOVERNMENT BOND FUND
AMERICAN CENTURY GOVERNMENT INCOME TRUST - GINNIE MAE FUND
AMERICAN CENTURY GOVERNMENT INCOME TRUST - INFLATION-ADJUSTED BOND FUND
AMERICAN CENTURY GROWTH FUNDS, INC. - LEGACY FOCUSED LARGE CAP FUND
AMERICAN CENTURY GROWTH FUNDS, INC. - LEGACY LARGE CAP FUND
AMERICAN CENTURY GROWTH FUNDS, INC. - LEGACY MULTI CAP FUND
AMERICAN CENTURY INVESTMENT TRUST - HIGH-YIELD FUND
AMERICAN CENTURY INVESTMENT TRUST - PREMIUM MONEY MARKET FUND
AMERICAN CENTURY INVESTMENT TRUST - DIVERSIFIED BOND FUND
AMERICAN CENTURY INVESTMENT TRUST - NT DIVERSIFIED BOND FUND
AMERICAN CENTURY INVESTMENT TRUST - PRIME MONEY MARKET FUND
AMERICAN CENTURY INVESTMENT TRUST - CORE PLUS FUND
AMERICAN CENTURY INVESTMENT TRUST - SHORT DURATION FUND
AMERICAN CENTURY INVESTMENT TRUST – INFLATION PROTECTION BOND FUND
AMERICAN CENTURY MUNICIPAL TRUST - INTERMEDIATE-TERM TAX-FREE BOND FUND
AMERICAN CENTURY MUNICIPAL TRUST - TAX-FREE MONEY MARKET FUND
AMERICAN CENTURY MUNICIPAL TRUST - HIGH-YIELD MUNICIPAL FUND
AMERICAN CENTURY MUNICIPAL TRUST - LONG-TERM TAX-FREE FUND
AMERICAN CENTURY MUNICIPAL TRUST – NEW YORK TAX-FREE FUND
AMERICAN CENTURY MUTUAL FUNDS, INC. - GROWTH FUND
AMERICAN CENTURY MUTUAL FUNDS, INC. - SELECT FUND
AMERICAN CENTURY MUTUAL FUNDS, INC. - ULTRA FUND
AMERICAN CENTURY MUTUAL FUNDS, INC. - VISTA FUND
AMERICAN CENTURY MUTUAL FUNDS, INC. - GIFTRUST FUND
AMERICAN CENTURY MUTUAL FUNDS, INC. - HERITAGE FUND
AMERICAN CENTURY MUTUAL FUNDS, INC. - BALANCED FUND
AMERICAN CENTURY MUTUAL FUNDS, INC. - NEW OPPORTUNITIES FUND
AMERICAN CENTURY MUTUAL FUNDS, INC. - FOCUSED GROWTH FUND
AMERICAN CENTURY MUTUAL FUNDS, INC. - CAPITAL VALUE FUND
AMERICAN CENTURY MUTUAL FUNDS, INC. - VEEDOT FUND
AMERICAN CENTURY MUTUAL FUNDS, INC. - FUNDAMENTAL EQUITY FUND

AMERICAN CENTURY MUTUAL FUNDS, INC. – SMALL CAP GROWTH FUND
AMERICAN CENTURY MUTUAL FUNDS, INC. - NT GROWTH FUND
AMERICAN CENTURY MUTUAL FUNDS, INC. - NT VISTA FUND
AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC EQUITY MARKET NEUTRAL FUND
AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC - DISCIPLINED GROWTH FUND
AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC - NT EQUITY GROWTH FUND
AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC - NT SMALL COMPANY FUND
AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC - INTERNATIONAL CORE EQUITY FUND
AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC - GLOBAL GOLD FUND
AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC - INCOME AND GROWTH FUND
AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC - EQUITY GROWTH FUND
AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC - UTILITIES FUND
AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC - SMALL COMPANY FUND
AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC – STRATEGIC INFLATION OPPORTUNITIES FUND
AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC - STRATEGIC ALLOCATION: CONSERVATIVE FUND
AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC - STRATEGIC ALLOCATION: MODERATE FUND
AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC - STRATEGIC ALLOCATION: AGGRESSIVE FUND
AMERICAN CENTURY TARGET MATURITIES TRUST ZERO COUPON 2015 FUND
AMERICAN CENTURY TARGET MATURITIES TRUST - ZERO COUPON 2020 FUND
AMERICAN CENTURY TARGET MATURITIES TRUST - ZERO COUPON 2025 FUND
AMERICAN CENTURY VARIABLE PORTFOLIOS II - VP INFLATION PROTECTION FUND
AMERICAN CENTURY VARIABLE PORTFOLIOS,INC - VP CAPITAL APPRECIATION FUND
AMERICAN CENTURY VARIABLE PORTFOLIOS,INC - VP BALANCED FUND
AMERICAN CENTURY VARIABLE PORTFOLIOS,INC - VP VALUE FUND
AMERICAN CENTURY VARIABLE PORTFOLIOS,INC - VP INCOME & GROWTH FUND
AMERICAN CENTURY VARIABLE PORTFOLIOS,INC - VP ULTRA FUND
AMERICAN CENTURY VARIABLE PORTFOLIOS,INC - VP VISTA FUND
AMERICAN CENTURY VARIABLE PORTFOLIOS,INC - VP LARGE COMPANY VALUE FUND
AMERICAN CENTURY VARIABLE PORTFOLIOS,INC - VP MID CAP VALUE FUND
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC. – VP INTERNATIONAL FUND
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC. – VP GROWTH FUND
AMERICAN CENTURY INTERNATIONAL BOND FUNDS – INTERNATIONAL BOND FUND
AMERICANCENTURY WORLD MUTUAL FUNDS, INC. – EMERGING MARKETS FUND
AMERICANCENTURY WORLD MUTUAL FUNDS, INC. – GLOBAL GROWTH FUND
AMERICANCENTURY WORLD MUTUAL FUNDS, INC. – INTERNATIONAL DISCOVERY FUND
AMERICANCENTURY WORLD MUTUAL FUNDS, INC. – INTERNATIONAL GROWTH FUND
AMERICANCENTURY WORLD MUTUAL FUNDS, INC. – INTERNATIONAL OPPORTUNITIES FUND
AMERICANCENTURY WORLD MUTUAL FUNDS, INC. – INTERNATIONAL VALUE FUND
AMERICANCENTURY WORLD MUTUAL FUNDS, INC. – NT EMERGING MARKETS FUND
AMERICANCENTURY WORLD MUTUAL FUNDS, INC. – NT INTERNATIONAL GROWTH FUND

 APPENDIX A

LIST OF CORPORATE ACCOUNTS

ACGIM CONCENTRATED GLOBAL OPPORTUNITIES
ACIM CONCENTRATED LARGE COMPANY VALUE
ALL CAP GROWTH
AMERICAN CENTURY MAXEL
AVANTI FUND, LLC
CONCENTRATED INTERNATIONAL GROWTH
CONCENTRATED LARGE CAP GROWTH TREAS ACCT
EQUITIZED LONG-SHORT EQUITY
GLOBAL BOND HEDGED
LARGE CAP CORE
LARGE CAP CORE 130-30
LARGE CAP DISCIPLINED GROWTH 130-30

APPENDIX A

Sleeve Accounts Maintained for 40 ACT Mutual Funds

TITAN	GTI
P61031	26558	AMERICAN CENTURY MUTUAL FUNDS, INC. - BALANCED FUND
90107	48612	AC Mutual Funds, Inc. - Balanced Equity
90108	48613	AC Mutual Funds, Inc. - Balanced Bond

P62081	07962	AMERICAN CENTURY VARIABLE PORTFOLIOS, INC. - VP BALANCED FUND
90109	48614	AC Variable Portfolios, Inc. - VP Bal Equity
90110	48615	AC Variable Portfolios, Inc. - VP Bal Bond

P67044	7980	AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC. - STRATEGIC ALLOCATION: CONSERVATIVE FUND
90111	48616	AC Strategic Asset Allocations, Inc. Strat Alloc Con HighQual
90112	48617	AC Strategic Asset Allocations, Inc. Strat Alloc Con ValueLrg Cap
90113	48618	AC Strategic Asset Allocations, Inc. Strat Alloc Con Cash
90114	48619	AC Strategic Asset Allocations, Inc. Strat Alloc Con Core
90115	48620	AC Strategic Asset Allocations, Inc. Strat Alloc Con Dev Mkts
90116	48621	AC Strategic Asset Allocations, Inc. Strat Alloc Con Value
90117	48622	AC Strategic Asset Allocations, Inc. Strat Alloc Con Largecap
90118	48623	AC Strategic Asset Allocations, Inc. Strat Alloc Con Midcap
90119	48624	AC Strategic Asset Allocations, Inc. Strat Alloc Con Intl Bond
90120	48625	AC Strategic Asset Allocations, Inc. Strat Alloc Con SmallCap
90121	48626	AC Strategic Asset Allocations, Inc. Strat Alloc Con Growth
04117	57799	AC Strategic Asset Allocations, Inc. Strat Alloc Con TIPS
06897	70480	AC Strategic Asset Allocations, Inc. Strat Alloc Con Real Estate
06894	70477	AC Strategic Asset Allocations, Inc. Strat Alloc Con SmCap Value
06891	70474	AC Strategic Asset Allocations, Inc. Strat Alloc Con SmCap Growth

P67045	7982	AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC. - STRATEGIC ALLOCATION: MODERATE FUND
90122	48627	AC Strategic Asset Allocations, Inc. - StratMod Bond - HighQual
90123	48628	AC Strategic Asset Allocations, Inc. - Strat Alloc Mod Eq ValueLrg
90124	48629	AC Strategic Asset Allocations, Inc. - Strat Alloc Mod Cash
90125	49049	AC Strategic Asset Allocations, Inc. - Strat Alloc Mod Core
90126	48631	AC Strategic Asset Allocations, Inc. - Strat Alloc Mod Dev Mkts
90127	48632	AC Strategic Asset Allocations, Inc. - Strat Alloc Mod Value
90128	48633	AC Strategic Asset Allocations, Inc. - Strat Alloc Mod LargeCap
90129	48634	AC Strategic Asset Allocations, Inc. - Strat Alloc Mod MidCap
90130	48635	AC Strategic Asset Allocations, Inc. - Strat Alloc Mod Intl Bond
90131	48636	AC Strategic Asset Allocations, Inc. - Strat Alloc Mod Smallcap
90132	48637	AC Strategic Asset Allocations, Inc. - Strat Alloc Mod Growth
90133	48638	AC Strategic Asset Allocations, Inc. - Strat Alloc Mod Emerging Mkts
90134	48639	AC Strategic Asset Allocations, Inc. - Strat Alloc Mod High Yield
04118	57800	AC Strategic Asset Allocations, Inc - Strat Alloc Mod TIPS
06898	70481	AC Strategic Asset Allocations, Inc. Strat Alloc Mod Real Estate
06895	70478	AC Strategic Asset Allocations, Inc. Strat Alloc Mod SmCap Value
06892	70475	AC Strategic Asset Allocations, Inc. Strat Alloc Mod SmCap Growth

P67046	7984	AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC - STRATEGIC ALLOCATION: AGGRESSIVE FUND
90135	48640	AC Strategic Asset Allocations, Inc. - Strat Alloc Agg Bd HighQual
90136	48641	AC Strategic Asset Allocations, Inc. - Strat Alloc Agg Eq ValueLrg
90137	closed	AC Strategic Asset Allocations, Inc. - Strat Alloc Agg Cash
90138	48643	AC Strategic Asset Allocations, Inc. - Strat Alloc Agg Core
90139	48644	AC Strategic Asset Allocations, Inc. - Strat Alloc Agg Develop Mkts
90140	48645	AC Strategic Asset Allocations, Inc. - Strat Alloc Agg Value
90141	48646	AC Strategic Asset Allocations, Inc. - StratAgg Largecap
90142	48647	AC Strategic Asset Allocations, Inc. - StratAgg Midcap
90143	48648	AC Strategic Asset Allocations, Inc. - Strat Alloc Agg Intl Bond
90144	48649	AC Strategic Asset Allocations, Inc. - Strat Alloc Agg Smallcap
90145	48650	AC Strategic Asset Allocations, Inc. - Strat Alloc Agg Growth
90146	48651	AC Strategic Asset Allocations, Inc. - Strat Alloc Agg Emerging Mkts
90147	48652	AC Strategic Asset Allocations, Inc. - Strat Alloc Agg High Yield
90148	48653	AC Strategic Asset Allocations, Inc. - Strat Alloc Agg Intl Bds Corp Hyld
04119	57801	AC Strategic Asset Allocations, Inc - Strat Alloc Agg TIPS
06899	70482	AC Strategic Asset Allocations, Inc. Strat Alloc Agg Real Estate
06893	70476	AC Strategic Asset Allocations, Inc. Strat Alloc Agg SmCap Value
06896	70479	AC Strategic Asset Allocations, Inc. Strat Alloc Agg SmCap Growth

		AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC. – STRATEGIC INFLATION OPPORTUNITIES
07880	70559	AC Quantitative Equity Funds, Inc. - Strategic Infl Opps Commodity
07879	70558	AC Quantitative Equity Funds, Inc. - Strategic Infl Opps Intl Bond
07878	70557	AC Quantitative Equity Funds, Inc. - Strategic Infl Opps TIPS
17505	9506	AC Quantitative Equity Funds, Inc. - Strategic Infl Opps Real Estate

APPENDIX B

LIST OF 529 PLAN CUSTOMERS

KANSAS POSTSECONDARY EDUCATION SAVINGS TRUST

GLOBAL

GLOBAL CUSTODY RIDER

TO

DOMESTIC CUSTODY AGREEMENT

1.	INTENTION OF THE PARTIES; DEFINITIONS

1.1	Intention of the Parties.

(a)
This Rider together with the Domestic Custody Agreement sets out the terms on which J.P. Morgan will be providing custodial, settlement and other associated services to the Customer with respect to Global Securities (i.e., Securities other than U.S. Securities, which are governed exclusively by the terms of the Domestic Custody Agreement).  To the extent there are any inconsistencies between the terms of the Domestic Custody Agreement and the terms of this Rider, the terms of this Rider shall govern.

(b)
Investing in Financial Assets and cash in foreign jurisdictions may involve risks of loss or other special features.  The Customer acknowledges that J.P. Morgan is not providing any legal, tax or investment advice in providing the services under this Rider and will not be liable for any losses resulting from Country Risk.

1.2	Definitions.

All capitalized terms used in this Rider, unless defined herein, shall have the meanings given to such terms as set forth in the Domestic Custody Agreement.

“1940 Act” means Investment Company Act of 1940, as amended.

“Affiliated Subcustodian” means a Subcustodian that is an Affiliate.

 “J.P. Morgan’s London Branch” means the London branch office of JPMorgan Chase Bank, N.A.

“Country Risk” means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation or other governmental actions; the country’s financial infrastructure, including prevailing custody, tax and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

“Customer” means each of the AMERICAN CENTURY FUNDS registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, listed on Appendix A of the Domestic Custody Agreement, as amended from time to time.

“Domestic Custody Agreement” or “DCA” means the Domestic Custody Agreement between J.P. Morgan and Customer.

“Eligible Foreign Custodian” means:  (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country’s government or an agency thereof; (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States; and (iii) any other entity (other than an Eligible Securities Depository) that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

“Eligible Securities Depository” shall have the same meaning as in rule 17f-7(b)(1)(i)-(vi) as the same may be amended from time to time, or that has otherwise been made exempt pursuant to an SEC exemptive order; provided that, prior to the compliance date with rule 17f-7 for a particular securities depository the term “securities depositories” shall be as defined in (a)(1)(ii)-(iii) of the 1997 amendments to rule 17f-5.

“Financial Assets” as used in this Rider shall relate exclusively to Global Securities.

“Foreign Custody Manager” has the meaning as set forth in paragraph (a) of Section 2.10 of this Rider.

“Global Securities” has the meaning as set forth in paragraph (a) of Section 1.1 of this Rider.

“SEC” means the Securities and Exchange Commission.

“Subcustodian” means any of the subcustodians appointed by J.P. Morgan from time to time to hold Securities and act on its behalf in different jurisdictions (and being at the date of this Rider the entities listed in Schedule 1) and includes any Affiliated Subcustodian.  Subcustodians are Securities Intermediaries.  J.P. Morgan Indemnitees shall include Subcustodians and their nominees, directors, officers, employees and agents.

“U.S. Bank” means a U.S. bank as defined in SEC rule 17f-5(a)(7) of the 1940 Act.

2.	WHAT J.P. MORGAN IS REQUIRED TO DO

2.1	Cash Accounts.

(a)
For the purpose of this Rider, Cash Accounts mean one or more deposit accounts in the name of Customer at J.P. Morgan’s London Branch. Any cash so deposited with J.P. Morgan’s London Branch shall be payable exclusively by J.P. Morgan’s London Branch in the applicable currency, subject to compliance with any Applicable Law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency.

(b)
Notwithstanding paragraph (a) hereof, cash held in respect of those markets where Customer is required to have a cash account in its own name held directly with the relevant Subcustodian or Security Depository will be held in that manner and will not be part of the Cash Account.

2.2	Segregation of Assets; Nominee Name.

(a)
J.P. Morgan will require each Subcustodian to identify in its own records that Financial Assets held at such Subcustodian by J.P. Morgan on behalf of its customers belong to customers of J.P. Morgan (to the extent permitted by Applicable Law or market practice), such that it is readily apparent that the Financial Assets do not belong to J.P. Morgan or the Subcustodian.

(b)
J.P. Morgan and Subcustodian are authorized to register in the name of Subcustodian such Financial Assets as are customarily held in registered form.  Subject to the provisions of Section 2(a), Customer authorizes J.P. Morgan or its Subcustodian to hold Financial Assets in omnibus accounts on a fungible basis and to accept delivery of Financial Assets of the same class and denomination as those deposited with J.P. Morgan or its Subcustodian.

2.3	Income Collection; AutoCredit.

J.P. Morgan shall provide income collection and AutoCredit service for Global Securities as set forth in Section 2.7 of the DCA.

2.4	Contractual Settlement Date Accounting.

If Customer has elected to have “contractual settlement date accounting” basis service for the Global Securities credited to its Securities Account, J.P. Morgan will provide such service with respect to the settlement of transactions in those global markets where the service is offered as provided in Section 2.5 of the DCA.

2.5	Proxy Voting with respect to Global Securities. If Customer requests J.P.Morgan to provide proxy services, then:

(a)
J.P. Morgan will monitor information distributed to holders of Financial Assets about upcoming shareholder meetings, promptly notify the Customer of such information and, subject to Section 2.5(c) hereof, act in accordance with Customer’s Instructions in relation to such meetings (the “Proxy Voting Service”).

(b)
The Proxy Voting Service is available only in certain markets, details of which are available from J.P. Morgan on request.  Provision of the Proxy Voting Service is conditional upon receipt by J.P. Morgan of a duly completed enrollment form as well as additional documentation that may be required for certain markets.

(c)
The Proxy Voting Service does not include physical attendance at shareholder meetings.  Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by J.P. Morgan on a case by case basis.

(d)	Customer acknowledges that the provision of the Proxy Voting Service may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:

(i)	the Financial Assets being on loan or out for registration;

(ii)	the pendency of conversion or another corporate action;

(iii)	the Financial Assets being held in a margin or collateral account at J.P. Morgan or another bank or broker, or otherwise in a manner which affects voting; and

(iv)	local market regulations or practices, or restrictions by the issuer.

Additionally, in some cases J.P. Morgan may be required to vote all shares held for a particular issue for all of J.P. Morgan’s customers in the same way.  J.P. Morgan will inform Customer where this is the case.

2.6	Access to Subcustodian’s Records.

Subject to restrictions under Applicable Law, J.P. Morgan will obtain an undertaking to permit Customer's auditors and independent public accountants reasonable access to the records of any Subcustodian of Financial Assets held in the Securities Account as may be required in connection with such examination.

2.7	Maintenance of Financial Assets at Subcustodian Locations.

Unless Instructions (as detailed in Article 3 entitled “Instructions” of the DCA) require another location acceptable to J.P. Morgan, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired or where such Financial Assets are held.  J.P. Morgan reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those referred to in Schedule 1 to this Rider, as in effect from time to time.

2.8	Tax Relief Services.

J.P. Morgan will provide for Global Securities, as set forth in Section 8.2 of the DCA, the same tax relief services that J.P. Morgan provides for American Depository Receipts.

2.9	Foreign Exchange Transactions.

To facilitate the administration of Customer's trading and investment activity, J.P. Morgan may, but will not be obliged to, enter into spot or forward foreign exchange contracts with Customer, or an Authorized Person, and may also provide foreign exchange contracts and facilities through its Affiliates or Subcustodians.  Instructions, including standing Instructions, may be issued with respect to such contracts, but J.P. Morgan may establish rules or limitations concerning any foreign exchange facility made available.  In all cases where J.P. Morgan, its Affiliates or Subcustodians enter into a master foreign exchange contract that covers foreign exchange transactions for the Accounts, the terms and conditions of that foreign exchange contract and, to the extent not inconsistent, this Rider, will apply to such transactions.

2.10	Compliance with SEC rule 17f-5 (“rule 17f-5”).

(a)
Customer’s board of directors (or equivalent body) (hereinafter “Board”) hereby delegates to J.P. Morgan, and, except as to the country or countries as to which J.P. Morgan may, from time to time, advise Customer that it does not accept such delegation, J.P. Morgan hereby accepts the delegation to it, of the obligation to perform as Customer’s “Foreign Custody Manager” (as that term is defined in rule 17f-5(a)(3) as promulgated under the 1940 Act), including for the purposes of: (i) selecting Eligible Foreign Custodians (as that term is defined in rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been exempted pursuant to an SEC exemptive order) to hold foreign Financial Assets and cash, (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in rule 17f-5(c)(2)) and (iii) monitoring such foreign custody arrangements (as set forth in rule 17f-5(c)(3)).

(b)	In connection with the foregoing, J.P. Morgan shall:

(i)
provide written reports notifying Customer’s Board of the placement of Financial Assets and cash with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer’s Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer’s foreign custody arrangements (and, until further notice from Customer, such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and cash with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians);

(ii)
exercise such reasonable care, prudence and diligence in performing as Customer’s Foreign Custody Manager as a person having responsibility for the safekeeping of foreign Financial Assets and cash would exercise;

(iii)
in selecting an Eligible Foreign Custodian, first have determined that foreign Financial Assets and cash placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such foreign Financial Assets and cash, including, without limitation, those factors set forth in rule 17f-5(c) (1) (i)-(iv);

(iv)
determine that the written contract with an Eligible Foreign Custodian requires that the Eligible Foreign Custodian shall provide reasonable care for foreign Financial Assets and cash based on the standards applicable to custodians in the relevant market; and

(v)
have established a system to monitor the continued appropriateness of maintaining foreign Financial Assets and cash with particular Eligible Foreign Custodians and of the governing contractual arrangements; it being understood, however, that in the event that J.P. Morgan shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford foreign Financial Assets and cash reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, J.P. Morgan shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected foreign Financial Assets and cash.

Subject to (b)(i)-(v) above, J.P. Morgan is hereby authorized to place and maintain foreign Financial Assets and cash on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by J.P. Morgan.

(c)
Except as expressly provided herein, Customer shall be solely responsible to assure that the maintenance of foreign Financial Assets and cash hereunder complies with the rules, regulations, interpretations and exemptive orders as promulgated by or under the authority of the SEC.

(d)
J.P. Morgan represents to Customer that it is a U.S. Bank as defined in Rule 17f-5(a) (7).  Customer represents to J.P. Morgan that: (1) the foreign Financial Assets and cash being placed and maintained in J.P. Morgan's custody are subject to the 1940 Act, as the same may be amended from time to time; (2) (i) its Board has determined that it is reasonable to rely on J.P. Morgan to perform as Customer’s Foreign Custody Manager or (ii) its Board or its investment adviser shall have determined that Customer may maintain foreign Financial Assets and cash in each country in which Customer’s Financial Assets and cash shall be held hereunder and determined to accept Country Risk.  Nothing contained herein shall require J.P. Morgan to make any selection or to engage in any monitoring on behalf of Customer that would entail consideration of Country Risk.

(e)
J.P. Morgan shall provide to Customer such information relating to Country Risk as is specified in Schedule 1-A hereto.  Customer hereby acknowledges that: (i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) J.P. Morgan has gathered the information from sources it considers reliable, but that J.P. Morgan shall have no responsibility for inaccuracies or incomplete information.

2.11	Compliance with SEC rule 17f-7 ("rule 17f-7").

(a)
J.P. Morgan shall, for consideration by Customer, provide an analysis in accordance with maintaining Customer’s foreign Financial Assets and cash with each Eligible Securities Depository used by J.P. Morgan as of the date hereof (or, in the case of an Eligible Securities Depository not used by J.P. Morgan as of the date hereof, prior to the initial placement of Customer’s foreign Financial Assets and cash at such Depository) and at which any foreign Financial Assets and cash of Customer are held or are expected to be held.  The foregoing analysis will be provided to Customer at J.P. Morgan’s Website.  In connection with the foregoing, Customer shall notify J.P. Morgan of any Eligible Securities Depositories at which it does not choose to have its foreign Financial Assets and cash held.  J.P. Morgan shall monitor the custody risks associated with maintaining Customer’s foreign Financial Assets and cash at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer or its adviser of any material changes in such risks.

used by J.P. Morgan as of the date hereof, prior to the initial placement of Customer’s foreign Financial Assets and cash at such Depository) and at which any foreign Financial Assets and cash of Customer are held or are expected to be held.  The foregoing analysis will be provided to Customer at J.P. Morgan’s Website.  In connection with the foregoing, Customer shall notify J.P. Morgan of any Eligible Securities Depositories at which it does not choose to have its foreign Financial Assets and cash held.  J.P. Morgan shall monitor the custody risks associated with maintaining Customer’s foreign Financial Assets and cash at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer or its adviser of any material changes in such risks.

(b)	J.P. Morgan shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 2.11(a) above.

(c)
Based on the information available to it in the exercise of diligence, J.P. Morgan shall determine the eligibility under rule 17f-7 of each depository before including it on Schedule 1-B hereto and shall promptly advise Customer if any Eligible Securities Depository ceases to be eligible.  (Eligible Securities Depositories used by J.P. Morgan as of the date hereof are set forth in Schedule 1-B hereto, and as the same may be amended on notice to Customer from time to time.)

3.	INSTRUCTIONS

J.P. Morgan will act upon all Instructions received from Customer with respect to the Financial Assets and cash held for the Accounts in accordance with Article 3 of the DCA and this Rider.

4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN

4.1	Fees and Expenses.

Customer will pay J.P. Morgan for its services under this Rider such fees as may be agreed upon in writing from time to time, together with J.P. Morgan's reasonable out-of-pocket or incidental expenses, provided however that J.P. Morgan shall seek advance approval from Customer for those expenses that are extraordinary, incidental or out-of-pocket expenses that would be incurred outside of the normal process, including, but not limited to, reasonable legal fees.  Invoices will be payable within thirty (30) days of the date of the invoice.  If the Customer disputes an invoice, it shall nevertheless pay on or before the date that payment is due such portion of the invoice as is not subject to a bona fide dispute.  J.P. Morgan may deduct amounts invoiced from the Cash Account except to the extent that the Customer has objected to the invoice within thirty (30) days of the date of the invoice (or such other period as the parties may agree in writing).

4.2	Overdrafts.

If a debit to any currency in the Cash Account results in a debit balance in that currency, then J.P. Morgan may, in its discretion, (i) advance an amount equal to the overdraft, (ii) reject the settlement in whole or in any part, or (iii) if posted to the Securities Account, reverse the posting of the Financial Assets credited to the Securities Account.  If J.P. Morgan elects to make such an advance, the advance will be deemed a loan to Customer, payable on demand, bearing interest at the rate charged by J.P. Morgan with notice to Customer from time to time, for overdrafts incurred by customers similar to Customer, from the date of such advance to the date of payment (both after as well as before judgment) and otherwise on the terms on which J.P. Morgan makes similar overdrafts available from time to time.  No prior action or course of dealing on J.P. Morgan’s part with respect to the settlement of transactions on Customer’s behalf will be asserted by Customer against J.P. Morgan for J.P. Morgan’s refusal to make advances to the Cash Account or to settle any transaction for which Customer does not have sufficient available funds in the Account.

5.	SUBCUSTODIANS

5.1	Appointment of Subcustodians.

(a)
J.P. Morgan is authorized under this Rider to act through and hold Customer's Financial Assets with subcustodians, being at the date of this Rider the entities listed in Schedule 1 and/or such other entities as J.P. Morgan may appoint as subcustodians ("Subcustodians").  J.P. Morgan will use reasonable care in the selection, monitoring and continued appointment of such Subcustodians.  In addition, J.P. Morgan and each Subcustodian may deposit Securities with, and hold Securities in, any Securities Depository on such terms as such Securities Depository customarily operates and Customer will provide J.P. Morgan with such documentation or acknowledgements that J.P. Morgan may require to hold the Financial Assets in such Securities Depository.  At the request of Customer, J.P. Morgan may, but need not, add to Schedule 1-B an Eligible Foreign Custodian where J.P. Morgan has not acted as Foreign Custody Manager with respect to the selection thereof.  J.P. Morgan shall notify Customer in the event that it elects to add any such entity.

(b)
Any agreement J.P. Morgan enters into with a Subcustodian for holding J.P. Morgan’s customers’ assets will provide (1) that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment for their safe custody or administration, and, in the case of cash deposits, except for liens or rights in favor of creditors of Subcustodian arising under bankruptcy, insolvency or similar law, and (2) that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration.  J.P. Morgan shall be responsible for all claims for payment of fees for safe custody or administration so that no Subcustodian exercises any claim for such payment against Customer’s assets.  Where a Subcustodian deposits Securities with a Securities Depository, J.P. Morgan will cause the Subcustodian to identify on its records as belonging to J.P. Morgan, as agent, the Securities shown on the Subcustodian’s account at such Securities Depository.  The foregoing will not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

5.2	Liability for Subcustodians.

(a)	Subject to the limitations of liability of J.P. Morgan set forth in paragraph (b) of Section 7.1 of the DCA, J.P. Morgan will be liable only for direct losses incurred by Customer that result from:

(i)
the failure by a Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in the relevant market or from the fraud, negligence, or willful default of such Subcustodian in the provision of custodial services by it; or

(ii)           the insolvency of any Affiliated Subcustodian.

(b)
Subject to paragraph (a) of Section 5.1 of this Rider and J.P. Morgan’s duty to use reasonable care in the monitoring of a Subcustodian’s financial condition as reflected in its published financial statements and other publicly available financial information concerning it customarily reviewed by J.P. Morgan in its oversight process, J.P. Morgan will not be responsible for the insolvency of any Subcustodian which is not a branch or an Affiliated Subcustodian.

(c)
J.P. Morgan reserves the right to add, replace or remove Subcustodians.  J.P. Morgan will give prompt notice of any such action, which will be advance notice if practicable.  Upon request by Customer, J.P. Morgan will identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

5.3	Liability for Securities Depositories

J.P. Morgan is not responsible for the selection or monitoring of any Securities Depository and will not be liable for any act or omission by (or the insolvency of) any Securities Depository.  In the event Customer incurs a loss due to the negligence, willful misconduct or insolvency of a Securities Depository, J.P. Morgan will make good faith efforts to seek recovery from the Securities Depository, but J.P. Morgan will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

6.	WHEN J.P. MORGAN IS LIABLE TO CUSTOMER

J.P. Morgan shall be entitled to all the protective provisions of Article 7 of the DCA in the performance of its duties and obligations under this Rider.  Subcustodians shall be entitled to indemnification under paragraph (c) of Section 7.1 of the DCA as J.P. Morgan Indemnitees.  Nevertheless, Customer shall not be obligated to indemnify any Subcustodian under Section 7.1(c) of the DCA as J.P. Morgan’s agent with respect to any Liability for which J.P. Morgan is liable under Section 5.2 of this Rider.  For purposes of clarity, it is agreed that as used in paragraph (a) of Section 5.2 of this Rider, the term Subcustodian shall not include any Eligible Foreign Custodian as to which J.P. Morgan has not acted as Foreign Custody Manager.

7.	ADDITIONAL TAX OBLIGATIONS

Customer will provide to J.P. Morgan such certifications, documentation and information as it may require in connection with taxation, and warrants that, when given, this information is true and correct in every respect, not misleading in any way and contains all material information.  Customer undertakes to notify J.P. Morgan as soon as practicable and within a reasonable time period if any information requires updating or correcting.

8.	MISCELLANEOUS

8.1	Information Concerning Deposits at J.P. Morgan’s London Branch.

The Financial Services Compensation Scheme (the “FSCS”) was created under the Financial Services and Markets Act 2000.  The terms of the FSCS offer protection in connection with deposits and investments in the event of the person to whom J.P. Morgan’s London Branch provides services suffering a financial loss as a direct consequence of J.P. Morgan’s London Branch being unable to meet any of its liabilities, and subject to the FSCS rules regarding eligible claimants and eligible claims, the Customer may have a right to claim compensation from the FSCS.  Subject to the terms of the FSCS, the limit on the maximum compensation sum payable by the FSCS in relation to investment business is £48,000 and in relation to deposits is £31,700.  A detailed description of the FSCS (including information on how to make a claim, eligibility criteria and the procedures involved) is available from the FSCS who can be contacted at 7th Floor, Lloyds Chambers, Portsoken Street, London, E1 8BN.

8.2	Severability and Waiver.

(a)
If one or more provisions of this Rider are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)
Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Rider operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right.  No waiver by a party of any provision of this Rider, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

(c)	The parties’ rights, protections and remedies under this Rider shall survive its termination.

8.3	Sections Incorporated by Reference.

For the avoidance of doubt, the entire Article 10 of the DCA is incorporated by reference into this Rider.  All references to “Agreement” therein shall be read to include this Rider.

8.4	Termination.

(a)	Customer may terminate this Rider on sixty (60) days’ written notice to J.P. Morgan. J.P. Morgan may terminate this Rider on one hundred and eighty (180) days’ written notice to Customer.

(b)           Notwithstanding Section 8.4(a):

(i)           Either party may terminate this Rider immediately on written notice to the other party in the event that a material breach of this Rider by the other party has not been cured within thirty (30) days of that party being given written notice of the material breach;

(ii)           Either party may terminate this Rider immediately on written notice to the other party upon the other party being declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management or being the subject of a similar measure; and

(iii)           J.P. Morgan may terminate this Rider on sixty (60) days’ written notice to Customer in the event that J.P. Morgan reasonably determines that Customer has ceased to satisfy J.P. Morgan’s customary credit requirements.

(c)	This Rider shall automatically terminate with the termination of the DCA. Article 9 of the DCA, to the extent applicable, shall apply to any such termination of this Rider.

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. ON BEHALF OF EACH CUSTOMER LISTED ON APPENDIX A OF THE DCA OR ITSELF, AS AMENDED FROM TIME TO TIME, SEVERALLY AND NOT JOINTLY
By: /s/ Jon W. Zindel Name: Jon W. Zindel Title: Senior Vice President Date: April 18, 2011

JPMORGAN CHASE BANK, N.A.
By: /s/ Ann M. Osti Name: Ann M. Osti Title: Executive Director Date: April 25, 2011

Last Updated December 10, 2010
Schedule 1

Agent and Cash Network (WSS Custody)

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
ARGENTINA	HSBC Bank Argentina S.A. Florida 201, 7th Floor 1005 Buenos Aires ARGENTINA	HSBC Bank Argentina S.A. Buenos Aires
AUSTRALIA	JPMorgan Chase Bank, N.A.** Level 37 AAP Center 259, George Street Sydney NSW 2000 AUSTRALIA	Australia and New Zealand Banking Group Ltd. Melbourne
AUSTRIA	UniCredit Bank Austria AG Julius Tandler Platz - 3 A-1090 Vienna AUSTRIA	J.P. Morgan AG Frankfurt
BAHRAIN	HSBC Bank Middle East Limited 1st Floor, Building No 2505, Road No 2832 Al Seef 428 BAHRAIN	National Bank of Bahrain Manama
BANGLADESH	Standard Chartered Bank 18-20 Motijheel C.A Box 536 Dhaka-1000 BANGLADESH	Standard Chartered Bank Dhaka
BELGIUM	ABN AMRO Bank N.V. Gustav Mahlerlaan 10 1082 PP Amsterdam THE NETHERLANDS	J.P. Morgan AG Frankfurt
BERMUDA	The Bank of Bermuda Limited 6 Front Street Hamilton HMDX BERMUDA	The Bank of Bermuda Limited Hamilton
BOTSWANA	Standard Chartered Bank Botswana Limited 5th Floor, Standard House P.O. Box 496 Queens Road, The Mall Gaborone BOTSWANA	Standard Chartered Bank Botswana Limited Gaborone
BRAZIL	HSBC Bank Brasil S.A. Banco Multiplo Avenida Brigadeiro Faria Lima 3064, 2nd Floor Sao Paulo, SP 01451-000 BRAZIL	HSBC Bank Brasil S.A. Banco Multiplo Sao Paulo

** J.P. Morgan affiliate	Correspondent banks are listed for information only.

This document is for information only and is designed to keep you abreast of market conditions and procedures.  This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan.  It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein.  J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated December 10, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
BULGARIA	ING Bank N.V. Sofia Branch 49B Bulgaria Blvd Sofia 1404 BULGARIA	ING Bank N.V. Sofia
CANADA	Canadian Imperial Bank of Commerce Commerce Court West Security Level Toronto, Ontario M5L 1G9 CANADA	Royal Bank of Canada Toronto
	Royal Bank of Canada 155 Wellington Street West, 2nd Floor Toronto Ontario M5V 3L3 CANADA	Royal Bank of Canada Toronto
CHILE	Banco Santander Chile Bandera 140, Piso 4 Santiago CHILE	Banco Santander Chile Santiago
CHINA - SHANGHAI
China B-Shares:

HSBC Bank (China) Company Limited
33/F, HSBC Building, Shanghai ifc
8 Century Avenue, Pudong
Shanghai 200120
THE PEOPLE'S REPUBLIC OF CHINA
China A-Shares: Please refer to your Client Relationship Team
JPMorgan Chase Bank, N.A. New York (USD NOSTRO Accounts for B-Share Market)
CHINA - SHENZHEN
China B-Shares:

HSBC Bank (China) Company Limited
33/F, HSBC Building, Shanghai ifc
8 Century Avenue, Pudong
Shanghai 200120
THE PEOPLE'S REPUBLIC OF CHINA
China A-Shares: Please refer to your Client Relationship Team
JPMorgan Chase Bank, N.A. Hong Kong (HKD NOSTRO Accounts for B-Share Market)
COLOMBIA	Santander Investment Trust Colombia S.A. Calle 12, No. 7-32, Piso 3 Bogota COLOMBIA	Santander Investment Trust Colombia S.A. Bogota
CROATIA	Privredna banka Zagreb d.d. Savska c.28 10000 Zagreb CROATIA	Zagrebacka Banka d.d. Zagreb

** J.P. Morgan affiliate	Correspondent banks are listed for information only.

This document is for information only and is designed to keep you abreast of market conditions and procedures.  This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan.  It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein.  J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated December 10, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
CYPRUS	Marfin Popular Bank Public Company Ltd. 154 Limassol Avenue P.O. Box 22032 CY-1598 Nicosia CYPRUS	J.P. Morgan AG Frankfurt
CZECH REPUBLIC	UniCredit Bank Czech Republic a.s. Revolucni 7 110 05 Prague 1 CZECH REPUBLIC	Ceskoslovenska obchodni banka, a.s. Prague
DENMARK	Nordea Bank Danmark A/S Helgeshoj Alle 33 Hoje Taastrup DK-2630 Taastrup DENMARK	Nordea Bank Danmark A/S Copenhagen
EGYPT	Citibank, N.A. 4 Ahmed Pasha Street Garden City Cairo EGYPT	Citibank, N.A. Cairo
ESTONIA	Swedbank AS Liivalaia 8 EE0001 Tallinn ESTONIA	SEB Eesti Uhispank Tallinn
FINLAND	Nordea Bank Finland Plc Aleksis Kiven katu 3-5 FIN-00020 NORDEA Helsinki FINLAND	J.P. Morgan AG Frankfurt
FRANCE	BNP Paribas Securities Services S.A. Les Grands Moulins de Pantin 9, rue du Debarcadere 93500 Pantin FRANCE	J.P. Morgan AG Frankfurt
	Societe Generale 50 Boulevard Haussman 75009 Paris FRANCE	J.P. Morgan AG Frankfurt
GERMANY	Deutsche Bank AG Alfred-Herrhausen-Allee 16-24 D-65760 Eschborn GERMANY	J.P. Morgan AG Frankfurt
	J.P. Morgan AG#** Junghofstrasse 14 60311 Frankfurt am Main GERMANY # For local German custody clients only.	J.P. Morgan AG Frankfurt

** J.P. Morgan affiliate	Correspondent banks are listed for information only.

This document is for information only and is designed to keep you abreast of market conditions and procedures.  This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan.  It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein.  J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated December 10, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
GHANA	Standard Chartered Bank Ghana Limited Accra High Street P.O. Box 768 Accra GHANA	Standard Chartered Bank Ghana Limited Accra
GREECE	HSBC Bank plc Messogion 109-111 11526 Athens GREECE	J.P. Morgan AG Frankfurt
HONG KONG	The Hongkong and Shanghai Banking Corporation Limited 5/F, Tower 1, HSBC Centre 1 Sham Mong Road Kowloon HONG KONG	JPMorgan Chase Bank, N.A. Hong Kong (HKD and USD NOSTRO Accounts) The Hongkong and Shanghai Banking Corporation Limited Hong Kong (RMB/CNY NOSTRO Accounts – free receipts only)
HUNGARY	Deutsche Bank Zrt. Hold utca 27 H-1054 Budapest HUNGARY	ING Bank N.V. Budapest
*ICELAND*	Islandsbanki hf. Kirkjusandur 2 IS-155 Reykjavik ICELAND	Islandsbanki hf. Reykjavik
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
INDIA	The Hongkong and Shanghai Banking Corporation Limited 2nd Floor, ‘Shiv” Plot No 139-140B Western Express Highway Sahar Road Junction Vile Parle-E Worli Mumbai 400 057 INDIA	The Hongkong and Shanghai Banking Corporation Limited Mumbai
	JPMorgan Chase Bank, N.A.** 6th Floor, Paradigm ‘B’ Wing Mindspace, Malad (West) Mumbai 400 064 INDIA	JPMorgan Chase Bank, N.A. Mumbai
	Standard Chartered Bank 23-25 Mahatma Ghandi Road Mumbai 400 001 INDIA	Standard Chartered Bank Mumbai

** J.P. Morgan affiliate	Correspondent banks are listed for information only.

This document is for information only and is designed to keep you abreast of market conditions and procedures.  This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan.  It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein.  J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated December 10, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
INDONESIA	Deutsche Bank AG Deutsche Bank Building 80 Jl. Inman Bonjol Jakarta 10310 INDONESIA	Deutsche Bank AG Jakarta
IRELAND	JP Morgan Chase Bank, N.A. 125 London Wall London EC2Y 5AJ UNITED KINGDOM	J.P. Morgan AG Frankfurt
ISRAEL	Bank Leumi le-Israel B.M. 35, Yehuda Halevi Street 61000 Tel Aviv ISRAEL	Bank Leumi le-Israel B.M. Tel Aviv
ITALY	BNP Paribas Securities Services S.A. Via Asperto, 5 20123 Milan ITALY	J.P. Morgan AG Frankfurt
JAPAN	Mizuho Corporate Bank, Limited 6-7 Nihonbashi-Kabutocho Chuo-Ku Tokyo 103 JAPAN	JPMorgan Chase Bank, N.A. Tokyo
	The Bank of Tokyo-Mitsubishi UFJ, Limited 3-2 Nihombashi Hongkucho 1-chome Chuo-ku Tokyo 103 JAPAN	JPMorgan Chase Bank, N.A. Tokyo
JORDAN	HSBC Bank Middle East Limited Level 1 Zahran Street, 5th Circle Amman JORDAN	HSBC Bank Middle East Limited Amman
KAZAKHSTAN	SB HSBC Bank Kazakhstan JSC 43 Dostyk Avenue Almaty 050010 KAZAKHSTAN	SB HSBC Bank Kazakhstan JSC Almaty
KENYA	Standard Chartered Bank Kenya Limited Stanbank House Moi Avenue P.O. Box 30003-00100 GPO, Nairobi KENYA	Standard Chartered Bank Kenya Limited Nairobi

** J.P. Morgan affiliate	Correspondent banks are listed for information only.

This document is for information only and is designed to keep you abreast of market conditions and procedures.  This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan.  It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein.  J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated December 10, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
KUWAIT	HSBC Bank Middle East Limited Kuwait City, Qibla Area Hamad Al-Saqr Street, Kharafi Tower G/1/2 Floors Safat 13017 KUWAIT	HSBC Bank Middle East Limited Safat
LATVIA	Swedbank AS Balasta dambis 1a Riga, LV-1048 LATVIA	Swedbank AS Riga
LEBANON	HSBC Bank Middle East Limited HSBC Main Building Riad El Solh, P.O. Box 11-1380 1107-2080 Beirut LEBANON	JPMorgan Chase Bank, N.A. New York
*LITHUANIA*	AB SEB Bankas 12 Gedimino pr. LT 2600 Vilnius LITHUANIA	AB SEB Bankas Vilnius (for LTL settlement) J.P. Morgan AG Frankfurt (for EUR settlement)
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
LUXEMBOURG	BGL BNP Paribas 50 Avenue J.F. Kennedy L-2951 LUXEMBOURG	J.P. Morgan AG Frankfurt
MALAYSIA	HSBC Bank Malaysia Berhad 2 Leboh Ampang 50100 Kuala Lumpur MALAYSIA	HSBC Bank Malaysia Berhad Kuala Lumpur
MALTA	HSBC Bank Malta p.l.c. 233 Republic Street Valletta VLT 05 MALTA	HSBC Bank Malta p.l.c. Valletta
MAURITIUS	The Hongkong and Shanghai Banking Corporation Limited HSBC Centre 18 Cybercity Ebene MAURITIUS	The Hongkong and Shanghai Banking Corporation Limited Port Louis
MEXICO	Banco Nacional de Mexico, S.A. Act. Roberto Medellin No. 800 3er Piso Norte Colonia Santa Fe 01210 Mexico, D.F. MEXICO	Banco Santander, S.A. Mexico, D.F.

** J.P. Morgan affiliate	Correspondent banks are listed for information only.

This document is for information only and is designed to keep you abreast of market conditions and procedures.  This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan.  It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein.  J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated December 10, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
MOROCCO	Societe Generale Marocaine de Banques 55 Boulevard Abdelmoumen Casablanca 20100 MOROCCO	Attijariwafa Bank S.A. Casablanca
NAMIBIA	Standard Bank Namibia Limited Mutual Platz Cnr. Stroebel and Post Streets P.O.Box 3327 Windhoek NAMIBIA	The Standard Bank of South Africa Limited Johannesburg
NETHERLANDS	BNP Paribas Securities Services S.A. Herengracht 477 1017 BS Amsterdam NETHERLANDS	J.P. Morgan AG Frankfurt
NEW ZEALAND	National Australia Bank Limited National Nominees Limited Level 2 BNZ Tower 125 Queen Street Auckland NEW ZEALAND	Westpac Banking Corporation Wellington
NIGERIA	Stanbic IBTC Bank Plc Plot 1712 Idejo Street Victoria Island Lagos NIGERIA	The Standard Bank of South Africa Limited Johannesburg
NORWAY	Nordea Bank Norge ASA Essendropsgate 7 PO Box 1166 NO-0107 Oslo NORWAY	Nordea Bank Norge ASA Oslo
OMAN	HSBC Bank Middle East Limited Bait Al Falaj Main Office Ruwi PC 112 OMAN	HSBC Bank Middle East Limited Ruwi
PAKISTAN	Standard Chartered Bank (Pakistan) Limited P.O. Box 4896 Ismail Ibrahim Chundrigar Road Karachi 74000 PAKISTAN	Standard Chartered Bank (Pakistan) Limited Karachi
*PALESTINE*	HSBC Bank Middle East Limited Jaffa Street P.O. Box 2067 Ramallah PALESTINE	HSBC Bank Middle East Limited Amman, Jordan (for JOD settlement) JPMorgan Chase Bank, N.A. New York (for USD settlement)
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

** J.P. Morgan affiliate	Correspondent banks are listed for information only.

This document is for information only and is designed to keep you abreast of market conditions and procedures.  This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan.  It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein.  J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated December 10, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
PERU	Citibank del Peru S.A. Av. Canaval y Moreryra 480 Piso 4 San Isidro, Lima 27 PERU	Banco de Credito del Peru Lima
PHILIPPINES	The Hongkong and Shanghai Banking Corporation Limited 7/F HSBC Centre 3058 Fifth Avenue West Bonifacio Global City 1634 Taguig City PHILIPPINES	The Hongkong and Shanghai Banking Corporation Limited Taguig City
POLAND	Bank Handlowy w. Warszawie S.A. ul. Senatorska 16 00-923 Warsaw 55 POLAND	BRE Bank S.A. Warsaw
PORTUGAL	BNP Paribas Securities Services S.A. Avenida D.João II, Lote 1.18.01, Bloco B, 7º andar 1998-028 Lisbon PORTUGAL	J.P. Morgan AG Frankfurt
QATAR	HSBC Bank Middle East Limited 2nd Floor, Ali Bin Ali Tower Building 150 (Airport Road) PO Box 57 Doha QATAR	HSBC Bank Middle East Limited Doha
ROMANIA	ING Bank N.V. 13-15 Kiseleff Avenue 011342 Bucharest 1 ROMANIA	ING Bank N.V. Bucharest
*RUSSIA*	J.P. Morgan Bank International** (Limited Liability Company) Building 2/1, 8th floor Paveletskaya Square 113054 Moscow RUSSIA	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)
	ING Bank (Eurasia) ZAO (Closed Joint Stock Company) 36 Krasnoproletarskaya ulitsa 127473 Moscow RUSSIA (For MinFins only)	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

** J.P. Morgan affiliate	Correspondent banks are listed for information only.

This document is for information only and is designed to keep you abreast of market conditions and procedures.  This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan.  It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein.  J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated December 10, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
SAUDI ARABIA	SABB Securities Limited 3/F HSBC Building Olaya Road, Al-Murooj Disrict Riyadh 11413 SAUDI ARABIA	SABB Securities Limited Riyadh
SERBIA	UniCredit Bank Srbija a.d. Airport City Belgrade Omladinskih Brigada 88 11070 Belgrade SERBIA	UniCredit Bank Srbija a.d. Belgrade
SINGAPORE	DBS Bank Ltd. 180 Clemenceau Avenue #03-01 Haw Par Centre 239922 SINGAPORE	Oversea-Chinese Banking Corporation Singapore
SLOVAK REPUBLIC	UniCredit Bank Slovakia a.s. Sancova 1/A SK-813 33 Bratislava SLOVAK REPUBLIC	J.P. Morgan AG Frankfurt
SLOVENIA	UniCredit Banka Slovenija d.d. Smartinska 140 SI-1000 Ljubljana SLOVENIA	J.P. Morgan AG Frankfurt
SOUTH AFRICA	FirstRand Bank Limited 1 Mezzanine Floor, 3 First Place, Bank City Cnr Simmonds and Jeppe Streets Johannesburg 2001 SOUTH AFRICA	The Standard Bank of South Africa Limited Johannesburg
SOUTH KOREA	Standard Chartered First Bank Korea Limited 100 KongPyung-dong ChongRo-Gu Seoul 110-702 SOUTH KOREA	Standard Chartered First Bank Korea Limited Seoul
SPAIN	Santander Investment, S.A. Ciudad Grupo Santander Avenida de Cantabria, s/n Edificio Ecinar, planta baja Boadilla del Monte 28660 Madrid SPAIN	J.P. Morgan AG Frankfurt
SRI LANKA	The Hongkong and Shanghai Banking Corporation Limited 24 Sir Baron Jayatillaka Mawatha Colombo 1 SRI LANKA	The Hongkong and Shanghai Banking Corporation Limited Colombo

** J.P. Morgan affiliate	Correspondent banks are listed for information only.

This document is for information only and is designed to keep you abreast of market conditions and procedures.  This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan.  It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein.  J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated December 10, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
SWEDEN	Nordea Bank AB (publ) Hamngatan 10 SE-105 71 Stockholm SWEDEN	Svenska Handelsbanken Stockholm
SWITZERLAND	UBS AG 45 Bahnhofstrasse 8021 Zurich SWITZERLAND	UBS AG Zurich
TAIWAN	JPMorgan Chase Bank, N.A.** 8th Floor, Cathay Xin Yi Trading Building No. 108, Section 5, Hsin Yi Road Taipei 110 TAIWAN	JPMorgan Chase Bank, N.A. Taipei
THAILAND	Standard Chartered Bank (Thai) Public Company Limited 14th Floor, Zone B Sathorn Nakorn Tower 90 North Sathorn Road Bangrak Silom, Bangrak Bangkok 10500 THAILAND	Standard Chartered Bank (Thai) Public Company Limited Bangkok
TRINIDAD AND TOBAGO	Republic Bank Limited 9-17 Park Street Port of Spain TRINIDAD AND TOBAGO	Republic Bank Limited Port of Spain
TUNISIA	Banque Internationale Arabe de Tunisie, S.A. 70-72 Avenue Habib Bourguiba P.O. Box 520 1080 Tunis Cedex TUNISIA	Banque Internationale Arabe de Tunisie, S.A. Tunis
TURKEY	Citibank A.S. O. Faik Atakan Cad. Inkilap Mah., Yilmaz Plaza, No: 3 Umraniye, 34768 Istanbul TURKEY	JPMorgan Chase Bank, N.A. Istanbul
*UKRAINE*	ING Bank Ukraine 30-A Spaska Street 04070 Kiev UKRAINE	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
UGANDA	Standard Chartered Bank Uganda Limited 5 Speke Road P.O. Box 7111 Kampala UGANDA	Standard Chartered Bank Uganda Limited Kampala

** J.P. Morgan affiliate	Correspondent banks are listed for information only.

This document is for information only and is designed to keep you abreast of market conditions and procedures.  This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan.  It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein.  J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated December 10, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
UNITED ARAB EMIRATES - ADX	HSBC Bank Middle East Limited Emaar Square, Level 3, Building No. 5 P.O. Box 502601 Dubai UNITED ARAB EMIRATES	The National Bank of Abu Dhabi Abu Dhabi
UNITED ARAB EMIRATES - DFM	HSBC Bank Middle East Limited Emaar Square, Level 3, Building No. 5 P.O. Box 502601 Dubai UNITED ARAB EMIRATES	The National Bank of Abu Dhabi Abu Dhabi
UNITED ARAB EMIRATES – NASDAQ Dubai	HSBC Bank Middle East Limited Emaar Square, Level 3,Building No. 5 P.O. Box 502601 Dubai UNITED ARAB EMIRATES	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)
UNITED KINGDOM	JPMorgan Chase Bank, N.A.** 125 London Wall London EC4Y 5AJ UNITED KINGDOM	JPMorgan Chase Bank, N.A. London
	Deutsche Bank AG The Depository and Clearing Centre Lower Ground Floor 27 Leadenhall Street London EC3A 1AA UNITED KINGDOM	Varies by currency
UNITED STATES	JPMorgan Chase Bank, N.A.** 4 New York Plaza New York, NY 10004 U.S.A.	JPMorgan Chase Bank, N.A. New York
URUGUAY	Banco Itaú Uruguay S.A. Zabala 1463 Montevideo URUGUAY	Banco Itaú Uruguay S.A. Montevideo.
VENEZUELA	Citibank, N.A. Centro Comercial El Recreo Torre Norte, Piso 20 Avda. Casanora, Sabana Grande Caracas 1050 D.C. VENEZUELA	Citibank, N.A. Caracas
VIETNAM	HSBC Bank (Vietnam) Ltd. The Metropolitan, 235 Dong Khoi Street District 1 Ho Chi Minh City VIETNAM	HSBC Bank (Vietnam) Ltd. Ho Chi Minh City

** J.P. Morgan affiliate	Correspondent banks are listed for information only.

This document is for information only and is designed to keep you abreast of market conditions and procedures.  This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan.  It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein.  J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated December 10, 2010

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
*WAEMU - Benin, Burkina Faso, Ivory Coast, Guinea-Bissau, Mali, Niger, Senegal, Togo*	Société Générale de Banques en Côte d’Ivoire 5 et 7, Avenue J. Anoma - 01 B.P. 1355 Abidjan 01 IVORY COAST	Société Générale de Banques en Côte d’Ivoire Abidjan
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
ZAMBIA	Standard Chartered Bank Zambia Plc Standard Chartered House Cairo Road P.O. Box 32238 Lusaka 10101 ZAMBIA	Standard Chartered Bank Zambia Plc Lusaka
*ZIMBABWE*	Barclays Bank of Zimbabwe Limited Corporate Centre 1st Floor, Eastern Wing Birmingham Road, Cnr. Paisley Road Harare ZIMBABWE	Barclays Bank of Zimbabwe Limited Harare
*RESTRICTED SERVICE ONLY.  PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

** J.P. Morgan affiliate	Correspondent banks are listed for information only.

This document is for information only and is designed to keep you abreast of market conditions and procedures.  This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan.  It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein.  J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Schedule 1-A

Information Regarding Country Risk

1.  To aid Customer in its determinations regarding Country Risk, J.P. Morgan shall furnish annually and upon the initial placing of Financial Assets and cash into a country the following information (check items applicable):

A           Opinions of local counsel concerning:

_X_	i.	Whether applicable foreign law would restrict the access afforded Customer’s independent public accountants to books and records kept by an eligible foreign custodian located in that country.

_X_	ii.	Whether applicable foreign law would restrict Customer's ability to recover its Financial Assets and cash in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

_X_	iii.	Whether applicable foreign law would restrict Customer's ability to recover Financial Assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

B.           Written information concerning:

_X_	i.	The foreseeability of expropriation, nationalization, freezes, or confiscation of Customer's Financial Assets.

_X_	ii.	Whether difficulties in converting Customer's cash and cash equivalents to U.S. dollars are reasonably foreseeable.

C.	A market report with respect to the following topics:

_X (i.-vi.)_
i.           securities regulatory environment,
ii.	foreign ownership restrictions,
iii.	foreign exchange,
iv.	securities settlement and registration,
v.	taxation, and
vi.	depositories (including depository evaluation), if any.

2.	To aid Customer in monitoring Country Risk, J.P. Morgan shall furnish board the following additional information:

_X_	Market flashes, including with respect to changes in the information in market reports.

Last Updated November 10, 2010

Schedule 1-B

Securities Depositories

COUNTRY	DEPOSITORY	INSTRUMENTS
ARGENTINA	CDV (Caja de Valores S.A.)	Equity, Corporate Debt, Government Debt
	CRYL (Central de Registration y Liquidacion de Pasivos Publicos y Fideicomisos Financieros)	Treasury Bonds/Bills (issued after April 1996)
AUSTRALIA	ASX Austraclear (Austraclear Limited)	Corporate Debt, Money Market, Government Debt
	ASTC (ASX Settlement and Transfer Corporation Pty Limited)	Equity
AUSTRIA	OeKB (Oesterreichische Kontrollbank AG)	Equity, Corporate Debt, Government Debt
BAHRAIN	CDS (Bahrain Stock Exchange Clearing, Settlement and Central Depository System)	Equity, Corporate Debt, Government Debt
BANGLADESH	CDBL (Central Depository Bangladesh Limited)	Equity, Government Debt
BELGIUM	Euroclear Belgium	Equity, Corporate Debt
	NBB (National Bank of Belgium)	Corporate Debt, Government Debt
BERMUDA	BSD (Bermuda Securities Depository)	Equity, Corporate Debt, Government Debt
BOTSWANA	CSDB (Central Securities Depository of Botswana)	Equity
BRAZIL	CBLC (Companhia Brasileira de Liquidacao e de Custodia)	Equity
	CETIP (Central de Custodia e de Liquidacao Financiera de Titulos Privados)	Corporate Debt
	SELIC (Sistema Especial de Liquidacao e Custodia)	Government Debt

This document is for information only and is designed to keep you abreast of market conditions and procedures.  This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan.  It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein.  J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated November 10, 2010

COUNTRY	DEPOSITORY	INSTRUMENTS
BULGARIA	BNB (Bulgaria National Bank)	Government Debt
	CDAD (Central Depository A.D.)	Equity, Corporate Debt
CANADA	CDS (The Canadian Depository for Securities Limited)	Equity, Corporate, Government Debt
CHILE	DCV (Deposito Central de Valores S.A.)	Equity, Corporate Debt, Government Debt
CHINA – A-Share	CSDCC (China Securities Depository and Clearing Corporation Limited)	Equity, Corporate Debt, Government Debt
CHINA – B-Share (SHANGHAI)	CSDCC, Shanghai Branch (China Securities Depository and Clearing Corporation Limited, Shanghai Branch)	Equity, Corporate Debt, Government Debt
CHINA – B-Share (SHENZHEN)	CSDCC, Shenzhen Branch (China Securities Depository and Clearing Corporation Limited, Shenzhen Branch)	Equity, Corporate Debt, Government Debt
COLOMBIA	DCV (Deposito Central de Valores)	Government Debt
	DECEVAL (Deposito Centralizado de Valores de Colombia S.A.)	Equity, Corporate Debt, Government Debt
CROATIA	SKDD (Central Depository and Clearing Company Inc. – Stredisnje klirinsko depozitarno drustro, d.d.)	Equity, Corporate Debt, Government Debt
CYPRUS	CSD (Cyprus Stock Exchange Central Securities Depository)	Equity, Corporate Debt, Government Debt
CZECH REPUBLIC	CDCP (Centrální depozitář Cenných Papírůo)	Equity, Corporate Debt, Government Debt
	CNB (Ceska Narodni Banka)	Government Debt
DENMARK	VP (VP Securities A/S)	Equity, Corporate Debt, Government Debt

This document is for information only and is designed to keep you abreast of market conditions and procedures.  This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan.  It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein.  J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated November 10, 2010

COUNTRY	DEPOSITORY	INSTRUMENTS
EGYPT	MCDR (Misr for Clearing, Depository and Central Registry)	Equity, Corporate Debt
	CBE (Central Bank of Egypt)	Government Debt
ESTONIA	ECSD (Estonian Central Securities Depository)	Equity, Corporate Debt, Government Debt
FINLAND	Euroclear Finland (Euroclear Finland Ltd)	Equity, Corporate Debt, Government Debt
FRANCE	Euroclear France (Euroclear France S.A.)	Equity, Corporate Debt, Government Debt
GERMANY	CBF (Clearstream Banking AG (Frankfurt))	Equity, Corporate Debt, Government Debt
GHANA	CSD (Central Securities Depository (Ghana) Limited)	Government Debt
	GSD (GSE Securities Depository Company Limited)	Equity. Corporate Debt
GREECE	CSD (Hellenic Exchanges S.A. Holding, Clearing, Settlement and Registry)	Equity, Corporate Debt
	BoG (Bank of Greece)	Government Debt
HONG KONG	HKSCC (Hong Kong Securities Clearing Company Limited)	Equity
	HKMA CMU (Hong Kong Monetary Authority Central Moneymarkets Unit)	Corporate Debt, Government Debt
HUNGARY	KELER Zrt. (Central Clearing House and Depository (Budapest) Ltd.)	Equity, Corporate Debt, Government Debt
ICELAND	ISD (The Islandic Securities Depository)	Equity, Corporate Debt, Government Debt
INDIA	NSDL (National Securities Depository Limited)	Equity, Corporate Debt, Government Debt
	CDSL (Central Depository Services (India) Limited)	Equity, Corporate Debt, Government Debt

This document is for information only and is designed to keep you abreast of market conditions and procedures.  This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan.  It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein.  J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated November 10, 2010

COUNTRY	DEPOSITORY	INSTRUMENTS
	RBI (Reserve Bank of India)	Government Debt
INDONESIA	KSEI (PT Kustodian Sentral Efek Indonesia)	Equity, Corporate Debt
	Bank Indonesia	Government Debt
INTERNATIONAL SECURITIES MARKET	Euroclear Bank (Euroclear Bank S.A./N.V.)	Internationally Traded Debt, Equity
	CBL (Clearstream Banking, S.A.)	Internationally Traded Debt, Equity
IRELAND	Euroclear UK & Ireland (Euroclear UK & Ireland Limited)	Equity, Corporate Debt
ISRAEL	TA-SECH (Tel Aviv Stock Exchange Clearing House Ltd.)	Equity, Corporate Debt, Government Debt
ITALY	Monte Titoli S.p.A.	Equity, Corporate Debt, Government Debt

JAPAN	JASDEC (Japan Securities Depository Center, Incorporated)	Equity, Convertible Debt
	BoJ (Bank of Japan)	Registered Government Debt
JORDAN	SDC (Securities Depository Center)	Equity, Corporate Debt
KAZAKHSTAN	CSD (Central Securities Depository JSC)	Equity
KENYA	CBCD (Central Bank Central Depository)	Government Debt
	CDSC (Central Depository and Settlement Corporation Limited)	Equity, Corporate Debt
KUWAIT	KCC (The Kuwait Clearing Company S.A.K.)	Equity, Corporate Debt
LATVIA	LCD (Latvian Central Depository)	Equity, Corporate Debt, Government Debt
LEBANON	Midclear S.A.L. (Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East S.A.L.)	Equity

This document is for information only and is designed to keep you abreast of market conditions and procedures.  This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan.  It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein.  J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated November 10, 2010

COUNTRY	DEPOSITORY	INSTRUMENTS
	BDL (Banque du Liban)	Government Debt
LITHUANIA	CSDL (Central Securities Depository of Lithuania)	Equity, Corporate Debt, Government Debt
LUXEMBOURG	CBL (Clearstream Banking, S.A.)	Equity
MALAYSIA	Bursa Depository (Bursa Malaysia Depository Sdn Bhd)	Equity, Corporate Debt
	BNM (Bank Negara Malaysia)	Government Debt
MALTA	CSD (The Central Securities Depository)	Equity, Corporate Debt, Government Debt
MAURITIUS	CDS (Central Depository & Settlement Co. Ltd)	Equity, Corporate Debt
	BOM (Bank of Mauritius)	Government Debt
MEXICO	INDEVAL (S.D. INDEVAL S.A. de C.V.)	Equity, Corporate Debt, Government Debt
MOROCCO	Maroclear	Equity, Corporate Debt, Government Debt
NETHERLANDS	Euroclear Nederland	Equity, Corporate Debt, Government Debt
NEW ZEALAND	NZCSD (New Zealand Central Securities Depository)	Equity, Corporate Debt, Government Debt
NIGERIA	CSCS (Central Securities Clearing System Limited)	Equity, Corporate Debt, Government Debt
NORWAY	VPS (Verdipapirsentralen ASA)	Equity, Corporate Debt, Government Debt
OMAN	MCD (Muscat Clearing and Depository)	Equity, Corporate Debt
PAKISTAN	CDC (Central Depository Company of Pakistan Limited)	Equity, Corporate Debt
	SBP (State Bank of Pakistan)	Government Debt
PALESTINE	CDS (Palestine Stock Exchange Central Depository and Settlement Department)	Equity

This document is for information only and is designed to keep you abreast of market conditions and procedures.  This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan.  It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein.  J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated November 10, 2010

COUNTRY	DEPOSITORY	INSTRUMENTS
PERU	CAVALI (CAVALI ICLV S.A.)	Equity, Corporate Debt, Government Debt
PHILIPPINES	PDTC (Philippine Depository and Trust Corp.)	Equity, Corporate Debt
	RoSS (Register of Scripless Securities)	Government Debt
POLAND	NDS (National Depository for Securities S.A.)	Equity, Long-Term Government Debt
	RPW (Registry of Securities)	Short-Term Government Debt
PORTUGAL	INTERBOLSA (Sociedade Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.)	Equity, Corporate Debt, Government Debt
QATAR	QE (Qatar Exchange)	Equity
ROMANIA	CD S.A. (Central Depository S.A.)	Equity, Corporate Debt
	NBR (National Bank of Romania)	Government Debt
RUSSIA	VTB (Vneshtorgbank)	Government Debt (Ministry of Finance Bonds)
	DCC (Depository Clearing Company)	Equity, Corporate Debt
	NSD (National Settlement Depository)	Equity, Corporate Debt, Government Debt (GKOs/OFZs, T-bills)
SAUDI ARABIA	Tadawul (The Saudi Securities Exchange (Tadawul) Company)	Equity, Corporate Debt
	SAMA (Saudi Arabian Monetary Authority)	Government Debt
SERBIA	CSD (Central Securities Depository and Clearing House for Serbia)	Equity, Corporate Debt, Government Debt
SINGAPORE	CDP (The Central Depository (Pte) Limited)	Equity, Corporate Debt

This document is for information only and is designed to keep you abreast of market conditions and procedures.  This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan.  It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein.  J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated November 10, 2010

COUNTRY	DEPOSITORY	INSTRUMENTS
	MAS (Monetary Authority of Singapore)	Government Debt
SLOVAK REPUBLIC	CDCP (Centralny depozitar cennych papierov SR, a.s.)	Equity, Corporate Debt, Government Debt
SLOVENIA	KDD (Centralna klirinsko depotna druzba d.d.)	Equity, Corporate Debt, Government Debt
SOUTH AFRICA	Strate Ltd. (Strate Central Securities Depository)	Equity, Corporate Debt, Government Debt
SOUTH KOREA	KSD (Korea Securities Depository)	Equity, Corporate Debt, Government Debt
SPAIN	IBERCLEAR (Sociedad de Gestion de los Sistemas de Registro, Compensacion y Liquidacion de Valores, S.A.)	Equity, Corporate Debt, Government Debt
SRI LANKA	CDS (Central Depository System (Private) Limited)	Equity, Corporate Debt
	LankaSecure	Government Debt
SWEDEN	Euroclear Sweden (Euroclear Sweden AB)	Equity, Corporate Debt, Government Debt
SWITZERLAND	SIX SIS (SIX SIS AG)	Equity, Corporate Debt, Government Debt
TAIWAN	TDCC (Taiwan Depository and Clearing Corporation)	Equity, Corporate Debt
	CBC (Central Bank of the Republic of China)	Government Debt
THAILAND	TSD (Thailand Securities Depository Company Limited)	Equity, Corporate Debt, Government Debt
TRINIDAD AND TOBAGO	TTCD (The Trinidad and Tobago Central Depository Limited)	Equity, Corporate Debt, Government Debt
TUNISIA	STICODEVAM (Societe Tunisienne Interprofessionnelle pour la Compensation et le Depot des Valeurs Mobilieres)	Equity, Corporate Debt, Government Debt
TURKEY	CRA (Central Registry Agency)	Equity, Corporate Debt

This document is for information only and is designed to keep you abreast of market conditions and procedures.  This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan.  It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein.  J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Last Updated November 10, 2010

COUNTRY	DEPOSITORY	INSTRUMENTS
	CBRT (Central Bank of the Republic of Turkey)	Government Debt
UGANDA	BoU (Bank of Uganda)	Government Debt
	SCD (Securities Central Depository Limited)	Equity, Corporate Debt
UKRAINE	AUSD (All Ukrainian Securities Depository)	Corporate Debt, Equity
UNITED ARAB EMIRATES - ADX	ADX (Abu Dhabi Securities Exchange)	Equity, Corporate Debt, Government Debt
UNITED ARAB EMIRATES - DFM	DFM (Dubai Financial Market)	Equity, Corporate Debt, Government Debt
UNITED ARAB EMIRATES – NASDAQ Dubai	NASDAQ Dubai (NASDAQ Dubai Limited)	Corporate Debt
UNITED KINGDOM	Euroclear UK & Ireland (Euroclear UK & Ireland Limited)	Equity, Corporate Debt, Government Debt
UNITED STATES	DTC (The Depository Trust Company)	Equity, Corporate Debt
	FRB (Federal Reserve Bank)	Government Debt, Mortgage Backed Securities
URUGUAY	BCU (Banco Central del Uruguay)	Government Debt
VENEZUELA	BCV (Banco Central de Venezuela)	Government Debt
	CVV (Caja Venezolana de Valores, S.A.)	Equity, Corporate Debt, Money Market
VIETNAM	VSD (Vietnam Securities Depository)	Equity, Corporate Debt, Government Debt
WAEMU - Benin, Burkina Faso, Ivory Coast, Guinea-Bissau, Mali, Niger, Senegal, Togo	DC/BR (Le Depositaire Central / Banque de Reglement)	Equity, Corporate Debt, Government Debt
ZAMBIA	CSD (LuSE Central Shares Depository Limited)	Equity, Government Debt
	BoZ (Bank of Zambia)	Government Debt

This document is for information only and is designed to keep you abreast of market conditions and procedures.  This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with J.P. Morgan.  It is not intended as a substitute for your own due diligence as to what actions should be taken as a result of the market conditions and procedures described herein.  J.P. Morgan has gathered the information from a source it considers reliable; however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

Pro Forma Estimate of Annual Fees

A fee proposal prepared by JPMorgan Chase Bank, N.A. ("JPMorgan") for American Century Investments is detailed on the following pages.  The pro forma fee projection summarized below is based on the information provided by American Century Investments and/or assumptions by JPMorgan about your service requirements and investments.

We estimate that total annual fees for the services described in our proposal (excluding out-of-pocket expenses and/or optional services, where applicable) will be:

Trust/Custody                                                                $4,134,246 per year

Please refer to the following pages for itemized fees and charges by product category and detailed assumptions regarding asset levels and activity used to prepare the summary fee estimates above.

The following is required pursuant to regulations adopted under Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001:

To help the United States government fight the funding of terrorism and money laundering activities, U.S. law requires banks and certain other financial institutions to obtain, verify, and record information that identifies each client that opens an account.  What this means for our clients:  Before opening a new account, we will require you to provide name, address, taxpayer identification number, and other information and/or documentation that will allow us to identify the account owner(s), as required by law.

This Fee Schedule is effective as of January 1, 2008.

/s/ RJL
/s/ DJM

Trust/Custody

Global Markets – Safekeeping, Administration and Transactions

Ad valorem safekeeping and administration charges for international assets, including U.S. assets held for non-U.S. investors are applied to the market value of assets held at the end of the billing period.  In addition, transaction charges are applied to all securities transactions (including receives/delivers versus payment and free, securities loans, repos, redemptions and corporate actions) effected during the billing period.  Transaction prices below presume that JPMorgan receives valid instructions in an electronic format that enables straight-through processing (STP), when applicable; trade instructions that require manual input or repair will incur an additional surcharge.

	Safekeeping & Administration					Transactions
Country of Investment	Annual Tier 1 basis points	$ Threshold	Annual Tier 2 basis points	$ Threshold	Annual Tier 3 basis points	STP Fee	Annual Volume	Estimated Annual Fee
Argentina	22.50	50,000,000	19.13	62,500,000	17.21	$30.00		$0
Australia	0.90	500,000,000	0.77	625,000,000	0.69	7.50		$0
Austria	3.00	100,000,000	2.55	125,000,000	2.30	35.00		$0
Bahrain	40.00	50,000,000	34.00	62,500,000	30.60	75.00		$0
Bangladesh	40.00	50,000,000	34.00	62,500,000	30.60	75.00		$0
Belgium	2.00	150,000,000	1.70	187,500,000	1.53	30.00		$0
Bermuda	35.00	50,000,000	29.75	62,500,000	26.78	75.00		$0
Botswana	40.00	50,000,000	34.00	62,500,000	30.60	75.00		$0
Brazil	15.00	100,000,000	12.75	125,000,000	11.48	30.00		$0
Bulgaria	40.00	50,000,000	34.00	62,500,000	30.60	75.00		$0
Canada	0.90	875,000,000	0.77	1,093,750,000	0.69	--		$0
Chile	30.00	50,000,000	25.50	62,500,000	22.95	60.00		$0
China	20.00	50,000,000	17.00	62,500,000	15.30	50.00		$0
Colombia	31.40	50,000,000	26.69	62,500,000	24.02	75.00		$0
Costa Rica	40.00	50,000,000	34.00	62,500,000	30.60	75.00		$0
Croatia	35.00	50,000,000	29.75	62,500,000	26.78	75.00		$0
Cyprus	40.00	50,000,000	34.00	62,500,000	30.60	75.00		$0
Czech Republic	25.00	100,000,000	21.25	125,000,000	19.13	60.00		$0
Denmark	2.00	150,000,000	1.70	187,500,000	1.53	--		$0
Ecuador	40.00	50,000,000	34.00	62,500,000	30.60	75.00		$0
Egypt	25.00	50,000,000	21.25	62,500,000	19.13	60.00		$0
Estonia	25.00	50,000,000	21.25	62,500,000	19.13	75.00		$0
Euroclear	1.00	100,000,000	0.85	125,000,000	0.77	20.00		$0
Finland	2.00	50,000,000	1.70	62,500,000	1.53	--		$0
France	0.90	1,250,000,000	0.77	1,562,500,000	0.69	20.00		$0
Germany	0.90	900,000,000	0.77	1,125,000,000	0.69	20.00		$0
Ghana	40.00	50,000,000	34.00	62,500,000	30.60	75.00		$0
Greece	7.00	300,000,000	5.95	375,000,000	5.36	50.00		$0
Hong Kong	4.00	400,000,000	3.40	500,000,000	3.06	--		$0
Hungary	31.50	50,000,000	26.78	62,500,000	24.10	50.00		$0
Iceland	35.00	50,000,000	29.75	62,500,000	26.78	75.00		$0
India	12.00	200,000,000	10.20	250,000,000	9.18	50.00		$0
Indonesia	10.00	100,000,000	8.50	125,000,000	7.65	50.00		$0
Ireland	2.00	125,000,000	1.70	156,250,000	1.53	25.00		$0
Israel	30.00	50,000,000	25.50	62,500,000	22.95	60.00		$0
Italy	0.90	400,000,000	0.77	500,000,000	0.69	20.00		$0
Ivory Coast	40.00	50,000,000	0.34	62,500,000	30.60	25.00		$0
Jamaica	40.00	50,000,000	34.00	62,500,000	30.60	75.00		$0
Japan	0.85	1,650,000,000	0.72	2,062,500,000	0.65	12.00		$0
Jersey	35.00	50,000,000	29.75	62,500,000	26.78	--		$0
Jordan	40.00	50,000,000	34.00	62,500,000	30.60	75.00		$0

Kazakhstan	35.00	50,000,000	29.75	62,500,000	26.78	--	$0
Kenya	40.00	50,000,000	34.00	62,500,000	30.60	75.00	$0
Korea	6.00	250,000,000	5.10	312,500,000	4.59	30.00	$0
Latvia	40.00	50,000,000	34.00	62,500,000	30.60	75.00	$0
Lebanon	40.00	50,000,000	34.00	62,500,000	30.60	75.00	$0
Lithuania	40.00	50,000,000	34.00	62,500,000	30.60	75.00	$0
Luxembourg	4.50	50,000,000	3.83	62,500,000	3.44	75.00	$0
Malaysia	8.00	50,000,000	6.80	62,500,000	6.12	50.00	$0
Malta	35.00	50,000,000	29.75	62,500,000	26.78	75.00	$0
Mauritius	36.00	50,000,000	30.60	62,500,000	27.54	75.00	$0
Mexico	7.00	175,000,000	5.95	218,750,000	5.36	--	$0
Morocco	35.00	50,000,000	29.75	62,500,000	26.78	75.00	$0
Namibia	40.00	50,000,000	34.00	62,500,000	30.60	75.00	$0
Nepal	40.00	50,000,000	34.00	62,500,000	30.60	75.00	$0
Netherlands	0.90	500,000,000	0.77	625,000,000	0.69	20.00	$0
New Zealand	7.00	50,000,000	5.95	62,500,000	5.36	35.00	$0
Nigeria	40.00	50,000,000	34.00	62,500,000	30.60	75.00	$0
Norway	2.00	400,000,000	1.70	500,000,000	1.53	--	$0
Oman	40.00	50,000,000	34.00	62,500,000	30.60	75.00	$0
Pakistan	31.50	50,000,000	26.78	62,500,000	24.10	75.00	$0
Peru	35.00	50,000,000	29.75	62,500,000	26.78	75.00	$0
Philippines	12.00	50,000,000	10.20	62,500,000	9.18	50.00	$0
Poland	20.00	50,000,000	17.00	62,500,000	15.30	30.00	$0
Portugal	5.00	50,000,000	4.25	62,500,000	3.83	50.00	$0
Romania	40.00	50,000,000	34.00	62,500,000	30.60	75.00	$0
Russia	25.00	50,000,000	21.25	62,500,000	19.13	--	$0
Singapore	5.00	100,000,000	4.25	125,000,000	3.83	35.00	$0
Slovakia	25.00	50,000,000	21.25	62,500,000	19.13	--	$0
Slovenia	40.00	50,000,000	34.00	62,500,000	30.60	75.00	$0
South Africa	4.50	175,000,000	3.83	218,750,000	3.44	--	$0
Spain	2.00	250,000,000	1.70	312,500,000	1.53	25.00	$0
Sri Lanka	36.00	50,000,000	30.60	62,500,000	27.54	75.00	$0
Swaziland	40.00	50,000,000	34.00	62,500,000	30.60	75.00	$0
Sweden	2.00	150,000,000	1.70	187,500,000	1.53	25.00	$0
Switzerland	0.90	1,250,000,000	0.77	1,562,500,000	0.69	20.00	$0
Taiwan	12.00	300,000,000	10.20	375,000,000	9.18	50.00	$0
Thailand	6.00	50,000,000	5.10	62,500,000	4.59	30.00	$0
Tunisia	40.00	50,000,000	34.00	62,500,000	30.60	75.00	$0
Turkey	20.00	50,000,000	17.00	62,500,000	15.30	50.00	$0
Ukraine	35.00	50,000,000	29.75	62,500,000	26.78	--	$0
United Arab Emirates	35.00	50,000,000	29.75	62,500,000	26.78	75.00	$0
United Kingdom	0.75	2,250,000,000	0.64	2,812,500,000	0.57	7.50	$0
United States	0.15	85,000,000,000	0.10	--	0.00	--	$0
Uruguay	35.00	50,000,000	29.75	62,500,000	26.78	75.00	$0
Venezuela	35.00	50,000,000	29.75	62,500,000	26.78	75.00	$0
Vietnam	35.00	50,000,000	29.75	62,500,000	26.78	--	$0
Zambia	40.00	50,000,000	34.00	62,500,000	30.60	75.00	$0
Zimbabwe	40.00	50,000,000	34.00	62,500,000	30.60	75.00	$0
Total							$0

Trust/Custody
			Estimated
Transaction Charges	Fee	Quantity	Annual Fee
Physical Security Settlements	$15.00 per transaction		$0

Total			$0

Additional Charges

Service	Fee	Annual Volume	Estimated
Manual/Non-STP Transaction Surcharge	$25 per transaction	0	$0
(in addition to applicable transaction fee)

Alternative Asset Servicing	TBD based on service	0	$0
	requirements

Overdraft charges	Effective Fed Funds Rate +
	100 bps

Scope of Services
•      Account Services
•      New Market Review
•      In region market support and consultation
•      Market updates
•      SWIFT and Depository updates and representation
•      Trade settlement (including AutoSettle) and trade fail resolution
•      Asset registration and safekeeping
•      Income notification, collection and disbursement (including AutoCredit)
•      Corporate action notification and processing
•      Daily sweep of cash to selected JPMorgan short-term investment vehicle(s)
•      Daily on-line reporting (holdings, transactions, cash)
•      Inquiry research and resolution
•      Staff training

Optional Services

Service	Fee(s)
Short-Term Cash Investments	Varies based on option(s) selected; see below
Class Action Processing	To be determined based on service requirements
i-Vault Document Archive	To be determined based on service requirements
Alternate Asset Servicing	To be determined based on service requirements

Short-Term Cash Investments Fees

Fees for each of the short-term investment vehicles that JPMorgan offers for investment of cash balances are detailed below.

	Expense Ratio
U.S. Dollar Short-Term Cash Investments	(in basis points)	Notes
JPMorgan Money Market Mutual Funds – Agency Share Class
Prime MMF	26
U.S. Government MMF	26
Federal MMF	26
Treasury Plus MMF	25
100% U.S. Treasury Securities MMF	26
Tax Free MMF	26
Liquid Assets MMF	26